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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Braemar Hotels & Resorts Inc.
(Name of Registrant as Specified In Its Charter)

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2018 Proxy Statement
Annual Meeting of Stockholders

Tuesday, July 3, 2018
9:00 a.m., Central Time

Dallas/Fort Worth Airport Marriott
8440 Freeport Pkwy
Irving, Texas 75063

May 23, 2018

Dear Stockholders of Braemar Hotels & Resorts Inc.:

        On behalf of the Board of Directors of Braemar Hotels & Resorts Inc., I cordially invite you to attend the 2018 annual meeting of stockholders of your company, which will be held at 9:00 a.m., Central time, on Tuesday, July 3, 2018, at the Dallas/Fort Worth Airport Marriott, which is located at 8440 Airport Freeway in Irving, Texas.

        In 2017, we committed to focus on investing solely in the luxury chain scale segment. As part of this refined strategy, in 2017 and early 2018, we completed the acquisition of the Park Hyatt Beaver Creek Resort & Spa in Beaver Creek, Colorado, the Hotel Yountville in Yountville, California and the Ritz-Carlton Sarasota in Sarasota, Florida. We also sold the Marriott Plano Legacy Town Center in Plano, Texas and signed a definitive agreement to sell the Renaissance Tampa in Tampa, Florida, in order to dispose non-core assets that no longer fit our strategy. Further, we began repositioning the two other assets we identified as non-core—the Courtyard Philadelphia Downtown and the Courtyard San Francisco Downtown—by reaching an agreement to convert and upbrand both of those hotels to Autograph Collection properties. We now have the highest RevPAR in the lodging REIT sector and the highest quality hotel portfolio available to public market REIT investors.

        In 2017, we completed public offerings of both our common stock as well as our convertible preferred stock, raising approximately $105 million in net proceeds used to grow the Company. We also took advantage of favorable credit markets, financing and re-financing certain of our hotels opportunistically to lower our interest expense and extend debt maturities. In January 2017, we increased our quarterly cash dividend by 33%, from $0.12 per diluted share to $0.16 per diluted share. In December 2017, we provided our 2018 dividend guidance, and during 2018 we expect to distribute a quarterly cash dividend of $0.16 per common share, subject to quarterly Board approval. This equates to an annual rate of $0.64 per diluted share, representing a 6.1% yield based on the closing stock price on May 18, 2018.

        Also, in early 2018 we introduced our new name (Braemar Hotels & Resorts Inc.) and branding to further establish our identity in the capital markets.

        Our business is managed with the oversight and direction of our Board of Directors, which regularly considers the optimal strategy for the strategic advancement and growth of our Company and the long-term interests of our stockholders. When making decisions, our Board of Directors considers the views of our stockholders. To understand our stockholders' views about our Company, our management team conducts outreach and engagement with our stockholders throughout the year and regularly provides our Board with management's summaries of stockholder feedback. In our latest effort to promote transparency and accountability, we have redesigned our proxy statement for 2018 to make the information in it more accessible to, and understandable by, investors.

        We encourage you to review the proxy statement and to return your proxy card as soon as possible so that your shares will be represented at the meeting.

Thank you.

Sincerely,

Monty J. Bennett
 Founder and Chairman of the Board

Notice of 2018 Annual Meeting of Stockholders

Meeting Date:	Tuesday, July 3, 2018
Meeting Time:	9:00 a.m., Central time
Location:	Dallas/Fort Worth Airport Marriott 8440 Freeport Pkwy Irving, Texas 75063

Agenda

  1.
  Election of six directors;

  2.
  Ratification of the appointment of BDO USA, LLP as our independent auditors for 2018; and

  3.
  Transaction of any other business that may properly come before the annual meeting.

Record Date

        You may vote at the 2018 annual meeting of stockholders the shares of common stock of which you were a holder of record at the close of business on May 15, 2018.

Review your proxy statement and vote in one of the four ways:

  •
  In person: Attend the annual meeting and vote by ballot.

  •
  By telephone: Call the telephone number and follow the instructions on your proxy card.

  •
  Via the internet: Go to the website address shown on your proxy card and follow the instructions on the website.

  •
  By mail: Mark, sign, date and return the enclosed proxy card in the postage-paid envelop.

By order of the Board of Directors,

Deric S. Eubanks, Chief Financial Officer

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
May 23, 2018

i

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 3, 2018.

        The Company's Proxy Statement for the 2018 Annual Meeting of Stockholders, the Annual Report to Stockholders for the fiscal year ended December 31, 2017, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended, are available at www.bhrreit.com by clicking "INVESTOR," then "Financial Reports & SEC Filings," and then "Annual Meeting Material."

ii

SUMMARY

        This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider in determining how to vote your shares of our common stock at the 2018 annual meeting of stockholders of the Company. We urge you to read the entire proxy statement before you vote. This proxy statement was first mailed to stockholders on or about May 23, 2018.

        We are providing these proxy materials in connection with the solicitation by the Board of Directors of Braemar Hotels & Resorts Inc. of proxies to be voted at our 2018 annual meeting of stockholders.

        In this proxy statement:

  •
  "we," "our," "us," "Braemar," and the "Company" each refers to Braemar Hotels & Resorts Inc. (formerly known as Ashford Hospitality Prime, Inc.), a Maryland corporation and real estate investment trust ("REIT"), which has shares of its common stock, par value $0.01 per share, listed for trading on the New York Stock Exchange ("NYSE") under the ticker symbol "BHR";

  •
  "Annual Meeting" refers to the 2018 annual meeting of stockholders of the Company;

  •
  "Ashford Trust" refers to Ashford Hospitality Trust, Inc. (NYSE: AHT), a Maryland corporation and REIT, from which we were spun off in November 2013;

  •
  "Ashford Inc." refers to Ashford Inc. (NYSE American: AINC), a Maryland corporation that was spun off from Ashford Trust in November 2014;

  •
  "Ashford LLC" refers to Ashford Hospitality Advisors LLC, a Delaware limited liability company and a subsidiary of Ashford Inc.;

  •
  "Board" refers to the Board of Directors of Braemar Hotels & Resorts Inc.; and

  •
  "Remington" refers to Remington Lodging & Hospitality, LLC, a Delaware limited liability company that is the property management company of certain of our hotels. Remington is owned by Mr. Monty J. Bennett, Chairman of our Board, and his father, Mr. Archie Bennett, Jr., Chairman Emeritus of Ashford Trust. Mr. Monty Bennett also serves as the Chief Executive Officer of Remington, Chief Executive Officer and Chairman of the Board of Directors of Ashford Inc. and Chairman of the Board of Directors of Ashford Trust.

        Ashford Inc. and Ashford LLC together serve as our external advisor. In this proxy statement, we refer to Ashford Inc. and Ashford LLC collectively as our "advisor."

Annual Meeting of Stockholders

Time and Date	Record Date
9:00 a.m., Central time, July 3, 2018	May 15, 2018

Place	Number of Common Shares Eligible to Vote at the Annual Meeting as of the Record Date
Dallas/Fort Worth Airport Marriott	32,505,238
8440 Freeport Pkwy Irving, Texas 75063

Voting Matters

Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	✓ For each director nominee	6
Ratification of Appointment of BDO USA, LLP	✓ For	39

Board Nominees

        The following table provides summary information about each director nominee. All directors of the Company are elected annually by a majority of the votes cast at the Company's annual meeting of stockholders.

			Committee Memberships*
	Director Since						Other U.S. Public Company Boards
Name; Age		Principal Occupation	A	C	NCG	RPT
Monty J. Bennett, 53	2013	Chairman and CEO of Ashford Inc.; Chairman of Ashford Trust; CEO of Remington					Ashford Inc., Ashford Trust
Stefani D. Carter, 40	2013	Senior Counsel at the law firm of Estes Thorne & Carr PLLC
Kenneth H. Fearn, 52	2016	Founder and Managing Partner of Integrated Capital LLC	F
Curtis B. McWilliams, 62 (L)	2013	Retired President and CEO of CNL Real Estate Advisors, Inc.	F				Ardmore Shipping Corporation
Matthew D. Rinaldi, 42	2013	General Counsel of Qantas Healthcare Management, LLC and its affiliated medical facilities; elected representative of Texas House District 115
Abteen Vaziri, 39	2017	Director at Greystone & Co.

*	A:	Audit Committee
	NCG:	Nominating and Corporate Governance Committee
	C:	Compensation Committee
	RPT:	Related Party Transactions Committee
	L:	Lead Director
	F:	Audit Committee financial expert

Summary of Director Diversity and Experience

        Our Board embodies a broad and diverse set of experiences, qualifications, attributes and skills. Below is a brief summary of some of the attributes, skills and experience of our director nominees. For a more complete description of each director nominee's qualifications, please see their biographies starting on page 7.

Corporate Governance Highlights

        We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to the strong performance of the Company and creating long-term stockholder value. Our governance framework gives our independent directors the structure necessary to provide oversight, direction, advice and counsel to the management of the Company. This framework is described in more detail in our Corporate Governance Guidelines and codes of conduct, which can be found in the governance documents section of our website at www.bhrreit.com. As reflected below, in recent years, we have made a number of improvements to our corporate governance framework.

Recent Developments in 2016 and 2017	• Adopted a majority voting standard for uncontested director elections and a plurality voting standard for contested director elections
• Separated the roles of Chairman and CEO
• Prohibited share recycling with respect to share forfeitures, stock options and stock appreciation rights under our stock plan by executives and directors
• Implemented a mandatory equity award retention period for executives and directors

•

Adopted a proxy access resolution which would enable a stockholder, or a group of not more than 20 stockholders, who have continuously owned 3% or more of the Company's common stock for a minimum of three years to include nominees in our proxy materials for the greater of two directors or 20% of our Board

• Redesigned our proxy statement to be more readable and useful for stockholders
Board Independence	• All directors except our Chairman are independent
Board Committees	• Four Board committees:
• Audit Committee
• Compensation Committee
• Nominating and Corporate Governance Committee
• Related Party Transactions Committee
• All committees composed entirely of independent directors
• Two Audit Committee members are "financial experts"
Leadership Structure	• Chairman of the Board separate from CEO
• Independent and empowered Lead Director with broadly defined authority and responsibilities
Risk Oversight	• Regular Board review of enterprise risk management and related policies, processes and controls
• Board committees exercise oversight of risk for matters within their purview
Open Communication	• We encourage open communication and strong working relationships among the Lead Director, Chairman, CEO and other directors and officers
• Our directors have direct access to management and employees
Stock Ownership	• Mandatory stock ownership and equity award retention guidelines for directors and executives
• our directors are required to own our common stock in excess of 3x the annual Board retainer fee
• our CEO is required to own our common stock in excess of 6x his annual base salary
• our President (if not the CEO) is required to own our common stock in excess of 4x his annual base salary
• our other executive officers are required to own our common stock in excess of 3x his annual base salary
• our directors and executive officers are required to retain at least 50% of the after-tax stock awards until the required ownership levels described above have been met
• Comprehensive insider trading policy
• Prohibitions on hedging and pledging transactions
Accountability to Stockholders	• Directors elected by majority vote in uncontested director elections • We have a non-classified Board and elect every director annually

• We have adopted proxy access (stockholders may include nominees in our proxy materials)
• We do not have a stockholder rights plan
• We have opted out of the Maryland Business Combination Act and Maryland Control Share Acquisition Act (which had provided certain takeover defenses)
• We have not elected to be subject to the provisions of the Maryland Unsolicited Takeover Act which would have permitted our Board to classify itself without a stockholder vote
• Stockholders holding a stated percentage of our outstanding voting shares may call special meetings of stockholders
• Board receives quarterly updates from management interaction with stockholders and prospective investors
Board Practices	• Robust annual Board and committee self-evaluation process
• Mandatory director retirement at age 70 unless waived by the Board
• Balanced and diverse Board composition
• Limits on outside public company board service
Conflicts of Interest	• Matters relating to our advisor or any other related party are subject to the approval of independent directors

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        All of our directors are elected annually by our stockholders. Our Nominating and Corporate Governance Committee has recommended, and our Board has nominated, for re-election all six persons currently serving as directors of the Company. Each of the persons nominated as director who receives a majority vote at the Annual Meeting will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

        Although six individuals have been nominated as candidates for election as directors of the Company at the Annual Meeting, in accordance with the Company's bylaws our Board has set the size of our Board as eight directors. Our settlement agreement, dated February 16, 2017, with Sessa Capital (Master), L.P., Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, and John Petry ("Sessa Capital") provided that two designees of Sessa Capital would be appointed or elected to our Board. The designees of Sessa Capital, Mr. Daniel B. Silvers and Mr. Lawrence A. Cunningham, were elected as directors of the Company at our annual meeting of stockholders held on June 9, 2017. The Sessa Capital settlement agreement required the designees of Sessa Capital elected as directors of the Company to enter into a confidentiality agreement with the Company that is similar in all material respects to the confidentiality agreement executed by the Company's other directors. Messrs. Silvers and Cunningham each refused to enter into such a confidentiality agreement with the Company. Following receipt of notice from the Company that he was in violation of our Corporate Governance Guidelines, which specifically require all directors to enter into the confidentiality agreement approved by our Nominating and Corporate Governance Committee and the Board, which notice further stated that Mr. Silvers' and Mr. Cunningham's refusal to enter into the confidentiality agreement constituted a breach of the Sessa Capital settlement agreement, each of Mr. Silvers and Mr. Cunningham resigned as a director of the Company on July 6, 2017. As of the date of this proxy statement, the Company had not received any notice from Sessa Capital regarding the designation of any other individuals for election or for appointment as directors of the Company.

        On September 5, 2017, our Board appointed Mr. Abteen Vaziri as a director of the Company, which appointment became effective on October 1, 2017. In addition, on September 5, 2017, our Board accepted Ms. Sarah Zubiate Darrouzet's resignation from the Board, which resignation became effective October 1, 2017.

        Under the terms of our bylaws, in uncontested elections of directors of our Company, a nominee is elected as a director by the affirmative vote of a majority of the votes cast in the election for that nominee (with abstentions and broker nonvotes not counted as a vote cast either for or against that director's election), at the meeting of stockholders at which such election occurs. Under our Corporate Governance Guidelines, if an incumbent director who is a nominee for reelection does not receive the affirmative vote of the holders of a majority of the shares of common stock so voted for such nominee, such incumbent director must promptly tender his or her resignation as a director, for consideration by the Nominating and Corporate Governance Committee of the Board and ultimate decision by the Board. The Nominating and Corporate Governance Committee will promptly consider any such tendered resignation and will make a recommendation to the Board as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign. Any incumbent director whose tendered resignation is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or the Board regarding such tendered resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept, reject or take other action with respect to any such tendered resignation. Within ninety (90) days after the date on which certification of the stockholder vote on the election of directors is made, the Board will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation. If any incumbent director's tendered resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death or resignation.

        Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for each of the six nominees for director, as well as the month and year each nominee first began his or her service on the Board. For a discussion of such person's beneficial ownership of our common stock, see the "Security Ownership of Management and Certain Beneficial Owners" section of this proxy statement.

        If any nominee becomes unable to stand for election as a director, an event that the Board does not presently expect, the Board reserves the right to nominate substitute nominees prior to the Annual Meeting. In such a case, the Company will file an amended proxy statement that will identify the substitute nominees, disclose whether such nominees have consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominees as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The Board unanimously recommends a vote FOR all nominees.

Nominees for Election as Directors

Monty J. Bennett Age 53 Chairman since 2013	Mr. Monty Bennett has served as Chairman of the Board of Directors since April 2013, and also served as Chief Executive Officer of the Company from April 2013 to November 2016. He has served as the Chief Executive Officer and Chairman of the board of directors of Ashford Inc. since November 2014. Mr. Bennett has also served on Ashford Trust's board of directors since May 2003 and served as its Chief Executive Officer from that time until February 2017. Effective in January 2013, Mr. Bennett was appointed as the Chairman of the board of directors of Ashford Trust. Prior to January 2009, Mr. Bennett served as Ashford Trust's President. Mr. Bennett also serves as the Chairman of Ashford Investment Management, LLC ("AIM"), an investment fund platform and an indirect subsidiary of Ashford Inc., and as Chief Executive Officer of Remington Holdings, LP. Mr. Bennett joined Remington Hotel Corporation in 1992 and has served in several key positions, such as President, Executive Vice President, Director of Information Systems, General Manager and Operations Director.

Mr. Bennett holds a Master's degree in Business Administration from the S.C. Johnson Graduate School of Management at Cornell University and a Bachelor of Science degree with distinction from the Cornell School of Hotel Administration. He is a life member of the Cornell Hotel Society. He has over 20 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. He is a member of the American Hotel & Lodging Association's Industry Real Estate Finance Advisory Council, and is on the Advisory Editorial Board for GlobalHotelNetwork.com. He is also a member of the CEO Leadership Council for Fix the Debt, a non-partisan group dedicated to reducing the nation's federal debt level and on the advisory Board of Texans for Education Reform. Formerly, Mr. Bennett was a member of Marriott's Owner Advisory Council and Hilton's Embassy Suites Franchise Advisory Council.

Mr. Bennett is a frequent speaker and panelist for various hotel development and industry conferences, including the NYU Lodging Conference and the Americas Lodging Investment Summit conferences. Mr. Bennett received the Top-Performing CEO Award from HVS for 2011. This award is presented each year to the Chief Executive Officer in the hospitality industry who offers the best value to stockholders based on HVS's pay-for-performance model. The model compares financial results relative to Chief Executive Officer compensation, as well as stock appreciation, company growth and increases in EBITDA.

Experience, Qualifications, Attributes and Skills: Mr. Bennett's extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as Chairman, his prior role as the Chief Executive Officer of the Company and his experience with, and knowledge of, the Company and its operations gained in those roles and in his role as Chairman and Chief Executive Officer of Ashford Inc. and his prior role as Chief Executive Office and currently as Chairman of Ashford Trust are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company and as the Chairman of the Board.
Stefani D. Carter Age 40 Director since 2013 Independent Committees: • Nominating and Corporate Governance (chair) • Compensation • Related Party Transactions

Ms. Carter has served as a member of the Board since November 2013. She currently serves as chair of our Nominating and Corporate Governance Committee and as a member of our Compensation Committee and our Related Party Transactions Committee. Ms. Carter has been a practicing attorney since 2005, specializing in civil litigation, contractual disputes and providing general counsel and advice to small businesses and individuals. Ms. Carter serves as Senior Counsel at the law firm of Estes Thorne & Carr PLLC, a position she has held since November 2017. From 2011 to November 2017, Ms. Carter served as a principal at the law firm of Stefani Carter & Associates, LLC. In addition, Ms. Carter served as an elected representative of Texas House District 102 in the Texas House of Representatives (the "Texas House") between 2011 and 2015, serving as a member on several Texas House committees, including the Committee on Appropriations, the Energy Resources Committee, and the Select Committee on Criminal Procedure Reform during that period. Ms. Carter also served as a member and Vice-Chair of the Texas House Committee on Criminal Jurisprudence during that period. From 2008 to 2011, Ms. Carter was employed as an associate attorney at the law firm of Sayles Werbner and from 2007 to 2008 was a prosecutor in the Collin County District Attorney's Office. Prior to joining the Collin County District Attorney's Office, Ms. Carter was an associate attorney at Vinson & Elkins from 2005 to 2007. Ms. Carter has a Juris Doctor from Harvard Law School, a Master's in Public Policy from Harvard University's John F. Kennedy School of Government and a Bachelor of Arts in Government and a Bachelor of Journalism in News/Public Affairs from The University of Texas at Austin.

Experience, Qualifications, Attributes and Skills: Ms. Carter brings her extensive legal experience in advising and counseling clients in civil litigation and contractual disputes, as well as her many experiences as an elected official, to the Board. In addition, Ms. Carter brings her experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to her role as a director of the Company.
Kenneth H. Fearn Age 52 Director since 2016 Independent Audit Committee Financial Expert Committees: • Related Party Transactions (chair) • Audit • Compensation

Mr. Fearn has served as a member of the Board since August 2016. He currently serves as chair of our Related Party Transactions Committee and as a member on our Audit Committee and Compensation Committee. Mr. Fearn is Founder and Managing Partner of Integrated Capital LLC, a private equity real estate firm with a focus on hospitality assets in markets across the United States. Prior to founding Integrated Capital in 2004, Mr. Fearn was Managing Director and Chief Financial Officer of Maritz, Wolff & Co., a private equity firm engaged in real estate acquisition and development from 1995 to 2004. Maritz, Wolff & Co. managed three private equity investment funds totaling approximately $500 million focused on acquiring luxury hotels and resorts. Prior to his tenure at Maritz, Wolff & Co., from 1993 to 1995, Mr. Fearn was with McKinsey & Company, a strategy management consulting firm, resident in the Los Angeles office, where he worked with Fortune 200 companies to address issues of profitability and develop business strategies. Prior to McKinsey & Company, he worked at JP Morgan & Company where he was involved with corporate merger and acquisition assignments. Mr. Fearn received a Bachelor of Arts in Political Science from the University of California, Berkeley and a Master of Business Administration from the Harvard University Graduate School of Business.

Mr. Fearn has served on the Marriott International Owner Advisory Board since 2006 and is an Entrepreneur in Residence at the Leland C. and Mary M. Pillsbury Institute for Hospitality Entrepreneurship at Cornell University. He also previously served as Chairman of the Board of Commissioners of the Community Redevelopment Agency of the City of Los Angeles as well as our Board of Directors of the Los Angeles Area Chamber of Commerce, where he was a member of the Executive Committee and the Finance Committee from 2005-2014.

Experience, Qualifications, Attributes and Skills: Mr. Fearn brings over 21 years of real estate and hospitality experience to the Board. During his career at Maritz, Wolff & Co. and later at Integrated Capital, he was involved in the acquisition of approximately $2 billion in hospitality assets and secured in excess of $2.5 billion in debt financing for hospitality asset acquisitions. His extensive contacts in the hospitality and commercial real estate lending industries are beneficial in his service on the Board.

Curtis B. McWilliams Age 62 Director since 2013 Independent Lead Director Audit Committee Financial Expert Committee: • Audit (chair)

Mr. McWilliams has served as a member of the Board since November 2013 and currently serves as our Lead Director and as chair of our Audit Committee. He also serves as a director of Ardmore Shipping Corporation, an NYSE-listed company. Mr. McWilliams retired from his position as President and Chief Executive Officer of CNL Real Estate Advisors, Inc. in 2010 after serving in such role since 2007. CNL Real Estate Advisors, Inc. provides advisory services relating to commercial real estate acquisitions and asset management and structures strategic relationships with U.S. and international real estate owners and operators for investments in commercial properties across a wide variety of sectors. From 1997 to 2007, Mr. McWilliams also served as the President and Chief Executive Officer, as well as serving as a director from 2005 to 2007, of Trustreet Properties, Inc., which under his leadership became the then-largest publicly-traded restaurant REIT with over $3.0 billion in assets. Mr. McWilliams has approximately 13 years of experience with REITs and, during his career at CNL Real Estate Advisors, Inc., helped launch and then served as the President of two REIT joint ventures between CNL and Macquarie Capital and the external advisor for both such REITs. Mr. McWilliams previously served on the Board of Directors and as the Audit Committee Chairman of CNL Bank, a state bank in the State of Florida, from 1999 to 2004. Mr. McWilliams also has approximately 13 years of investment banking experience at Merrill Lynch & Co., where he started as an associate and later served for several years as a Managing Director. Mr. McWilliams has a Master's in Business with a Concentration in Finance from the University of Chicago Graduate School of Business and a Bachelor of Science in Engineering in Chemical Engineering from Princeton University.

Experience, Qualifications, Attributes and Skills: Mr. McWilliams brings his business and management experience gained while serving as President and Chief Executive Officer of two different companies, including one NYSE-listed REIT, as well as his investment banking experience and his experience as a public company director and Audit Committee Chairman, to the Board. In addition, Mr. McWilliams brings his experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to his role as a director of the Company.

Matthew D. Rinaldi Age 42 Director since 2013 Independent Committees: • Compensation (chair) • Nominating and Corporate Governance • Related Party Transactions

Mr. Rinaldi has served as a member of the Board since November 2013 and currently serves as chair of our Compensation Committee and as a member of our Nominating and Corporate Governance Committee and our Related Party Transactions Committee. Mr. Rinaldi is a licensed attorney whose practice has focused on representing businesses in a broad range of complex commercial litigation and appellate matters, including securities class action lawsuits, director and officer liability, real estate, antitrust, insurance and intellectual property litigation. Mr. Rinaldi is the General Counsel of Qantas Healthcare Management, LLC and its affiliated medical facilities, a position he has held since June 2017. Mr. Rinaldi served as Senior Counsel with the law firm of Dykema from July 2014 through June 2017. Mr. Rinaldi also serves as an elected representative of Texas House District 115 in the Texas House since 2014. Previously, Mr. Rinaldi practiced law as a solo practitioner from November 2013 to July 2014 and served as counsel with the law firm of Miller, Egan, Molter & Nelson, LLP from 2009 to November 2013. Prior to joining Miller, Egan, Molter & Nelson, LLP, Mr. Rinaldi was an associate attorney at the law firm of K&L Gates LLP from 2006 to 2009 and an associate attorney at the law firm of Gibson, Dunn and Crutcher, LLP from 2001 to 2006, where he defended corporate officers and accounting firms in securities class action lawsuits and assisted with SEC compliance issues. Mr. Rinaldi has extensive experience in federal, state and appellate courts and has represented and counseled a broad spectrum of clients, including Fortune 500 companies, "Big Four" accounting firms and insurance companies, as well as small businesses and individuals. Mr. Rinaldi has a Juris Doctor, cum laude, from Boston University and a Bachelor of Business Administration in Economics, cum laude, from James Madison University.

Experience, Qualifications, Attributes and Skills: Mr. Rinaldi brings his extensive legal experience advising and counseling corporate officers of public companies and independent auditors in matters involving SEC compliance, director and officer liability and suits brought by stockholders and bondholders, as well as his experience in real estate, employment, insurance and intellectual property-related legal matters, to the Board. In addition, Mr. Rinaldi brings his experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to his role as a director of the Company.

Abteen Vaziri Age 39 Director since 2017 Independent Committees: • Audit • Nominating and Corporate Governance

Mr. Vaziri has served as a member of the Board since October 2017. He currently serves as a member of our Audit Committee and our Nominating and Corporate Governance Committee. Mr. Vaziri has worked in all aspects of evaluating hotel assets, from evaluating investments in the hospitality, gaming, and lodging industries to analyzing the development of hotels, the evaluation of hotel F&B operations and analyzing and executing traditional and EB-5 hotel financings. Mr. Vaziri currently serves as a director at Greystone & Co, an institutional real estate lender, where Mr. Vaziri has helped build Greystone's EB-5 real estate financing platform. Mr. Vaziri earned a Bachelor of Science in Computer Science at the University of Texas at Dallas and a Masters of Business Administration in Finance from the Cox School of Business at Southern Methodist University. Mr. Vaziri is also a Juris Doctor candidate at Fordham University with a concentration in Finance and Business Law, expecting to graduate in May 2018.

Experience, Qualifications, Attributes and Skills: Mr. Vaziri brings his familiarity with the hotel industry, his real estate experience, and his experience as a director of an institutional real estate lender to the Board. He also has significant experience in strategic planning, accounting, finance and risk management.

Summary of Director Qualifications, Skills, Attributes and Experience

        Our Nominating and Corporate Governance Committee and the full Board believe a complementary mix of diverse qualifications, skills, attributes, and experiences will best serve the Company and its stockholders. The summary of our directors' qualifications, skills, attributes and experiences that appears below, and the related narrative for each director nominee appearing in the directors' biographies above, notes some of the specific experience, qualifications, attributes, and skills for each director that the Board considers important in determining that each nominee should serve on the Board in light of the Company's business, structure, and strategic direction. The absence of a checkmark for a particular skill does not mean the director in question is unable to contribute to the decision-making process in that area.

 CORPORATE GOVERNANCE

        The Board is committed to corporate governance practices that promote the long-term interests of our stockholders. The Board regularly reviews developments in corporate governance and updates the Company's corporate governance framework, including its corporate governance policies and guidelines, as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that comply with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website, which includes key information about our corporate governance initiatives including our Corporate Governance Guidelines, charters for the committees of the Board, our Code of Business Conduct and Ethics and our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The corporate governance section can be found on our website at www.bhrreit.com by clicking "INVESTOR" and then "CORPORATE GOVERNANCE."

Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as our other officers and our directors and to Ashford Inc.'s and Ashford LLC's personnel when such individuals are acting for us or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  •
  accountability for adherence to the code.

        Any waiver of the Code of Business Conduct and Ethics for our officers or directors may be made only by the Board or one of the Board committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.

Board Leadership Structure

        The Board regularly considers the optimal leadership structure for the Company and its stockholders. In making decisions related to our leadership structure, the Board considers many factors, including the specific needs of the Company in light of its current strategic initiatives and the best interests of stockholders.

        Mr. Monty J. Bennett served as Chairman of the Board as well as our Chief Executive Officer from November 2013 until November 14, 2016, when the Board decided to separate those roles and appointed Mr. Richard J. Stockton to serve as our Chief Executive Officer. Mr. Bennett has continued to serve as Chairman of the Board since that time.

        To further minimize the potential for future conflicts of interest, our bylaws and our Corporate Governance Guidelines. as well as the NYSE rules applicable to its listed companies, require that the Board must maintain a majority of independent directors at all times, and our Corporate Governance Guidelines require that if the Chairman of the Board is not an independent director, at least two-thirds of the directors must be independent. Currently, all of our directors other than Mr. Bennett are independent directors. The Board must also comply with each of our conflict of interest policies discussed in "Certain Relationships and Related Party Transactions—Conflict of Interest Policy." Our bylaw provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent Board and ensure independent director input and control over matters involving potential conflicts of interest.

        Under our Corporate Governance Guidelines, in 2017, the Board re-appointed Mr. Curtis B. McWilliams to serve as the lead independent director for a one-year term. The lead director has the following duties and responsibilities:

  •
  preside at all meetings of the Board at which the Chairman of the Board is not present and all executive sessions of the independent or non-employee directors of the Company;

  •
  advise the Chairman of the Board and the Chief Executive Officer of decisions reached and suggestions made at meetings of independent directors or non-employee directors of the Company;

  •
  serve as liaison between the Chairman of the Board and the independent directors;

  •
  approve information sent to the Board;

  •
  approve meeting agendas for the Board;

  •
  approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  •
  authorize the calling of meetings of the independent directors; and

  •
  if requested by major stockholders, be available for consultation and direct communication.

        The Board believes that our leadership structure provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.

Board Role

        Subject to the advisory agreement entered into by the Company, Ashford Inc., Braemar Hospitality Limited Partnership and Ashford LLC, as amended from time to time (the "advisory agreement"), the business and affairs of the Company are managed by or under the direction of the Board in accordance with Maryland law. The Board provides direction to, and oversight of, management of the Company. In addition, the Board establishes the strategic direction of the Company and oversees the performance of the Company's business, management and the employees of our advisor who provide services to the Company. Subject to the Board's supervision, our advisor is responsible for the day-to-day operations of the Company and to make available sufficient experience and appropriate personnel to serve as executive officers of the Company. The management of the Company is responsible for presenting business objectives, opportunities and/or strategic plans to our Board for review and approval and for implementing the Company's strategic direction and the Board's directives.

  Strategy

        The Board recognizes the importance of ensuring that our overall business strategy is designed to create long-term value for our stockholders and maintains an active oversight role in formulating, planning and implementing the Company's strategy. The Board regularly considers the progress of, and challenges to, the Company's strategy and related risks throughout the year. At each regularly-scheduled Board meeting, the management and the Board discuss strategic and other significant business developments since the last meeting and the Board considers, recommends and approves changes in strategies for the Company.

  Risk Oversight

        Our full Board has ultimate responsibility for risk oversight, but the committees of our Board help oversee risk in areas over which they have responsibility. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company's business strategy. The Board and the Board committees receive regular updates related to various risks for both our Company and our industry. The Audit Committee regularly receives and discusses reports from members of management who are involved in the risk assessment and risk management functions of our Company. The Compensation Committee annually reviews the overall structure of our equity compensation programs to ensure that those programs do not encourage executives to take unnecessary or excessive risks.

  Succession Planning

        The Board, acting through the Nominating and Corporate Governance Committee, has reviewed and concurred in a management succession plan, developed by our advisor in consultation with the Chairman, to ensure continuity in senior management. This plan, on which the Chief Executive Officer is to report from time to time, addresses:

  •
  emergency Chief Executive Officer succession;

  •
  Chief Executive Officer succession in the ordinary course of business; and

  •
  succession for the other members of senior management.

        The plan also includes an assessment of senior management experience, performance, skills and planned career paths.

Board Refreshment

        In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee also focuses on director succession and tenure. For example, our bylaws provide that individuals who would be 70 years of age at the time of their election may not serve on our Board unless the Board waives such limitation. Upon attaining age 70 while serving as a director of the Company and annually thereafter, an individual must tender a letter of proposed retirement from our Board effective at the expiration of such individual's current term, and our Board may accept the retirement of the director or request such director to continue to serve as a director. Over the last two years, our Board has undergone significant refreshment, resulting in lower average tenure, younger average age, and broadened diversity of background.

Director Nomination Procedures by the Company

        The Nominating and Corporate Governance Committee recommends qualified candidates for Board membership based on the following criteria:

  •
  integrity, experience, achievements, judgment, intelligence, competence, personal character, expertise, skills, knowledge useful to the oversight of the Company's business, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and likelihood of a sustained period of service on the Board;

  •
  business or other relevant experience; and

  •
  the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the Company.

        In connection with the selection of nominees for director, consideration will also be given to the Board's desire for an overall balance of diversity, including diversity in professional background, experience and perspective. The Board, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, is responsible for selecting the director nominees for election by the stockholders and for appointing directors to the Board between annual meetings to fill vacancies, with primary emphasis on the criteria set forth above. The Board and the Nominating and Governance Committee assess the effectiveness of the Board's diversity efforts as part of the annual Board evaluation process.

  Stockholder Nominations and Recommendations

        Our bylaws permit stockholders to nominate candidates for election as directors of the Company at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by providing a written notice to Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Stockholder nomination notices and the accompanying certificate, as described below, must be received by the Corporate Secretary not earlier than January 22, 2019 and not later than 5:00 p.m., Eastern time, on February 21, 2019 for the nominated individuals to be considered for candidacy at the 2019 annual meeting of stockholders. Such nomination notices must include all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC's proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder nominating such proposed nominee and certain persons associated with such stockholder, and must be accompanied by a certificate of the nominating stockholder as to certain matters, all as prescribed in the Company's bylaws. A detailed description of the information required to be included in such notice and the accompanying certificate is included in the Company's bylaws. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of the notice and certificate to comply fully with the requirements of the Company's bylaws in such regard will result in the stockholder nomination being invalid and the election of the proposed nominee as a director of the Company not being voted on at the pertinent annual meeting of stockholders.

        Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee. Any such recommendation must include verification of the stockholder status of the person submitting the recommendation and the nominee's name and qualifications, attributes, skills and experiences for Board membership. Stockholder recommendations may be submitted by writing to Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 and must be received not earlier than January 22, 2019 and not later than 5:00 p.m., Eastern time, on February 21, 2019 for the recommended individual to be considered for nomination for election as a director of the Company at the 2019 annual meeting of stockholders. The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

        Since August 3, 2016, our bylaws have provided that if a holder or a group of up to 20 holders having held at least 3% of the Company's common stock outstanding as of the most recent date for which such amount has been given in any filing by the Company with the SEC prior to the submission of the nomination notice, as described below, continuously for a period of at least three consecutive years immediately preceding the submission of the nomination notice may nominate an individual for election at any annual meeting of stockholders in accordance with such bylaw provision and the Company will include such nominated individual in the Company's proxy statement for that annual meeting and on the Company's form of proxy and the ballot for that annual meeting as a nominee for election as a director of the Company at an annual meeting. The Company will not, however, be required to include in its proxy statement or on its proxy card or a ballot more stockholder nominees under this provision of the bylaws than the greater of (i) two nominees and (ii) that number of nominees equaling 20% of the total number of directors of the Company on the last day of which a nomination notice under such provision may be submitted to the Company (rounded down to the nearest whole number). Our bylaws set forth procedures for choosing among stockholder nominees if the number of stockholder nominees validly nominated under such provision of the bylaws exceeds the maximum number of nominees as described above. The nomination notices nominating stockholder nominees must contain all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC's proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder or stockholders nominating such proposed nominee and certain persons associated with such persons and contain certain representations and warranties of such stockholder or stockholders in a nominating group, all as set forth in the Company's bylaws, and be accompanied by written agreements of the nominating stockholder or stockholders and the stockholder nominee containing provisions as prescribed by the Company's bylaws. The Company's bylaws describe in detail the information required to be included, and the representations and warranties to be made, in such nomination notice and the provisions to be contained in the accompanying agreements. In addition, a stockholder or the stockholders in a group proposing to nominate an individual to stand for election pursuant to this bylaw provision must file a Schedule 14N with the SEC in accordance with the SEC's proxy rules. Stockholder nomination notices and the accompanying agreements must be received by the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, not earlier than January 22, 2019 and not later than 5:00 p.m., Eastern time, on February 21, 2019 for the nominated individuals to be eligible for inclusion in the Company's proxy statement and on its proxy card and the ballot for the 2019 annual meeting of stockholders. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of a nomination notice and the accompanying agreements to comply fully, or of a relevant party to otherwise comply fully, with the applicable requirements of the Company's bylaws will result in the stockholder nomination being invalid and the proposed nominee not being to be eligible for inclusion in the Company's proxy statement and on its proxy card and the ballot for the 2019 annual meeting of stockholders.

Stockholder and Interested Party Communication with Our Board of Directors

        Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Stockholders' and other interested parties' letters are screened by Company personnel based on criteria established and maintained by our Nominating and Corporate Governance Committee, which includes filtering out improper or irrelevant topics such as solicitations.

Director Orientation and Continuing Education

        The Board and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values, including ethics, financial matters, corporate governance policies and practices and other key policies and practices through a review of background material and meetings with senior management. The Board also recognizes the importance of continuing education for directors and is committed to providing education opportunities in order to improve both the Board's and its committees' performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.

Director Retirement Policy

        Upon attaining the age of 70 and annually thereafter, as well as when a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, a director will tender a letter of proposed retirement or resignation, as applicable, from the Board to the chairperson of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will review the director's continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.

BOARD OF DIRECTORS AND COMMITTEES

        Our business is managed through the oversight and direction of the Board. Members of the Board are kept informed of our business through discussions with the Chairman of the Board, Chief Executive Officer, Lead Director and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

        The Board has retained Ashford Inc. and Ashford LLC to manage our operations and asset manage our portfolio of hotels, subject to the Board's oversight and supervision and the terms and conditions of the advisory agreement. Because of the conflicts of interest created by the relationships among us, Ashford Trust, Ashford Inc. and any other related party, and each of their respective affiliates, many of the responsibilities of the Board have been delegated to our independent directors, as discussed below and under "Certain Relationships and Related Party Transactions—Conflict of Interest Policies."

        During the year ended December 31, 2017, the Board held 14 regular meetings and held two executive sessions of our non-management directors. The non-management directors must hold at least two regularly scheduled meetings per year without management present. All of our incumbent directors standing for re-election attended, in person or by telephone, at least 75 percent of all meetings of the Board and committees on which such director served, held during the period for which such person was a director or was a member of such committees, as applicable, in 2017.

Board Member Independence

        The Board determines the independence of our directors in accordance with our Corporate Governance Guidelines and Section 303A.02 of the NYSE Listed Company Manual, which requires an affirmative determination by our Board that the director has no material relationship with us that would impair his or her independence. In addition, Section 303A.02(b) of the NYSE Listed Company Manual sets forth certain tests that, if any of them is met by a director automatically disqualifies that director from being independent from management of our Company. Moreover, our Corporate Governance Guidelines provide that if any director receives more than $120,000 per year in compensation from the Company, exclusive of director and committee fees, he or she will not be considered independent. The full text of our Board's Corporate Governance Guidelines can be found in the Investor Relations section of our website at www.bhrreit.com by clicking "INVESTOR," then "CORPORATE GOVERNANCE."

        Following deliberations, the Board has affirmatively determined that, with the exception of Mr. Monty J. Bennett, our Chairman, each nominee for election as a director of the Company is independent of Braemar and its management and has been such during his or her term as a director commencing with the annual meeting of stockholders of the Company held on June 9, 2017, in each case, under the standards set forth in our Corporate Governance Guidelines and the NYSE Listed Company Manual, and our Board has been since that date and is comprised of a majority of independent directors, as required by Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein means such director satisfies both the standards set forth in our Corporate Governance Guidelines and the NYSE independence tests.

        In addition, each current member of our Audit Committee and our Compensation Committee has been determined by the Board to be independent and to have been independent at all pertinent times under the heightened independence standards applicable to members of audit committees of board of directors and to members of compensation committees of board of directors of companies with equity securities listed for trading on the NYSE and under the rules of the SEC under the Exchange Act and that each nominee for election as a director of the Company at the Annual Meeting is independent under those standards.

        In making the independence determinations with respect to our current directors, the Board examined all relationships between each of our directors or their affiliates and Braemar or its affiliates. The Board determined that none of these transactions impaired the independence of the directors involved.

Board Committees and Meetings

        Historically, the standing committees of the Board have been the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In 2016, the Board added the Related Party Transactions Committee as a standing committee of the Board. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is governed by a written charter that has been approved by the Board. A copy of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee charters can be found in the Investor Relations section of our website at www.bhrreit.com by clicking "INVESTOR" and then "CORPORATE GOVERNANCE." The committee members of each active committee and a description of the principal responsibilities of each such committee follows:

	Audit	Compensation	Nominating and Corporate Governance	Related Party Transactions
Stefani D. Carter		X	Chair	X
Kenneth H. Fearn	X	X		Chair
Curtis B. McWilliams	Chair
Matthew D. Rinaldi		Chair	X	X
Abteen Vaziri	X		X

Audit Committee

Current Members:	Curtis B. McWilliams (chair), Kenneth H. Fearn and Abteen Vaziri
Independence

All of the members of the Audit Committee have been determined by our Board to be independent at all pertinent times, including under the heightened independence standards for members of audit committees of boards of directors.

Number of Meetings in 2017:	5
Key Responsibilities

•

Assist the Board in overseeing (i) our accounting and financial reporting processes; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) adequacy of our internal control over financial reporting; (v) the qualifications and independence of our independent auditors; (vi) the performance of our internal and independent auditors; and (vii) our processes to manage business, financial and cybersecurity risk;

• has sole authority to appoint or replace our independent auditors;
• has sole authority to approve in advance all audit and non-audit engagement fees, scope of the audit and terms with our independent auditors;

• monitor compliance of our employees with our standards of business conduct and conflict of interest policies;
• meet at least quarterly with our senior executive officers, internal audit staff and our independent auditors in separate executive sessions;
• recommend to the Board whether the Company's financial statements should be included in the Annual Report on Form 10-K; and
• prepare the Audit Committee report that the SEC rules and regulations require to be included in the Company's annual proxy statement.

        Each of Mr. McWilliams and Mr. Fearn qualifies as an "audit committee financial expert," as defined by the applicable rules and regulations of the Exchange Act. All of the members of our Audit Committee on and after January 1, 2017 are "financially literate" under the NYSE listing standards.

Compensation Committee

Current Members:	Matthew D. Rinaldi (chair), Stefani D. Carter and Kenneth H. Fearn
Independence

All of the members of the Compensation Committee have been determined by our Board to be independent at all pertinent times, including under the heightened standards for members of the compensation committees of boards of directors.

Number of Meetings in 2017:	4
Key Responsibilities	• Evaluate the performance of our officers;
• review and approve the officer compensation plans, policies and programs;
• evaluate the performance of our advisor;
• review the compensation and fees payable to Ashford Inc. under the advisory agreement;
• annually review the compensation paid to non-employee directors for service on the Board and make recommendations to the Board regarding any proposed adjustments to such compensation;
• prepare Compensation Committee reports; and
• administer the Company's equity incentive plan.

        The Compensation Committee has the authority to retain and terminate any compensation consultant to assist it in the evaluation of officer compensation, or to delegate its duties and responsibilities to one or more subcommittees as it deems appropriate. In 2017, the Compensation Committee retained Gressle & McGinley LLC as its independent compensation consultant. Gressle & McGinley LLC provided competitive market data to support the Compensation Committee's decisions on the value of equity to be awarded to our named executive officers. Gressle & McGinley LLC has not performed any other services for the Company and performed its services only on behalf of, and at the direction of, the Compensation Committee. Our Compensation Committee reviewed the independence of Gressle & McGinley LLC in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley LLC is independent from management of the Company and has no conflicts of interest relating to its engagement by our Compensation Committee. Messrs. W. Michael Murphy and Andrew L. Strong were members of the Compensation Committee from January 1, 2017 through June 9, 2017. They did not stand for reelection as a director of the Company at the annual meeting of stockholders of the Company held on June 9, 2017.

Nominating and Corporate Governance Committee

Current Members:	Stefani D. Carter (chair), Matthew D. Rinaldi and Abteen Vaziri
Independence	All of the members of the Nominating and Corporate Governance Committee have been determined by the Board to be independent at all pertinent times.
Number of Meetings in 2017:	10
Key Responsibilities	• Identify individuals qualified to become members of the Board;
• recommend to the Board the director nominees for election at the next annual meeting of stockholders;
• identify and recommend candidates to fill vacancies on the Board occurring between annual stockholder meetings;
• recommend to the Board director nominees for each committee of the Board;
• develop and recommend to the Board our Corporate Governance Guidelines and periodically review and update such Corporate Governance Guidelines as well as the charters of each committee of the Board;
• perform a leadership role in shaping in our corporate governance; and
• oversee an evaluation of Board, its committees and executive management.

Related Party Transactions Committee

Members:	Kenneth H. Fearn (chair), Stefani D. Carter and Matthew D. Rinaldi
Number of Meetings in 2017	5
Key Responsibilities

•

Review any transaction in which our officers, directors, Ashford Inc. or Ashford Trust or their officers, directors or respective affiliates have an interest, including our advisor or any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny a new proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to independent directors on past approved related party transactions.

Director Compensation

        Each of our non-employee directors is paid an annual base cash retainer of $55,000. The lead independent director is paid an additional annual cash retainer of $25,000, the chairman of our Audit Committee is paid an additional annual retainer of $25,000, each member of our Audit Committee other than the chairman is paid an additional annual retainer of $5,000, the chairman of our Compensation Committee is paid an additional annual retainer of $15,000, the chairman of our Nominating and Corporate Governance Committee is paid an additional annual retainer of $10,000, the chairman of our Related Party Transactions Committee is paid an additional annual retainer of $15,000 and each member of our Related Party Transactions Committee other than the chairman is paid an additional annual retainer of $10,000. Each non-employee director is also paid a fee of $2,000 for each Board or committee meeting that he or she attends in person, except that the chairman of each committee is paid a fee of $3,000 for each committee meeting that he or she attends. Each non-employee director is also paid a fee of $500 for each Board or committee meeting that he or she attends via teleconference. Non-employee directors may also be paid additional cash retainers from time to time for service on special committees. Officers receive no additional cash compensation for serving on the Board. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board.

        In addition, on the date of the first meeting of the Board of Directors following each annual meeting of stockholders at which a non-employee director is initially elected or re-elected to our Board of Directors, each non-employee director receives a grant of shares of our common stock or, at the election of each director, long-term incentive partnership units ("LTIP units") in Braemar Hospitality Operating Partnership ("Braemar OP"), which are issued under our 2013 Equity Incentive Plan and are fully vested immediately. In accordance with this policy, we granted 3,200 shares of fully vested common stock to each of our non-employee directors in June 2017, except for Mr. Vaziri, to whom we granted 2,133 shares of fully vested common stock in October 2017 in connection with his appointment to our Board, which number of shares reflects the pro-rated awards based on Mr. Vaziri's service on our Board for only part of 2017. In addition, we granted 800 shares of the Company's restricted stock to Messrs. Cunningham and Silvers in March 2017 and 267 shares of the Company's restricted stock to Ms. Darrouzet in April 2017 in connection with their appointments to our Board, which numbers of shares reflect the pro-rated awards for their services on the Board prior to the Company's 2017 annual meeting of stockholders. Ms. Carter and Ms. Darrouzet elected to receive 3,200 fully vested LTIP units in June 2017. These vested LTIP units, upon achieving parity with the common units of our operating partnership, are convertible into common partnership units at the option of the grantee. Common partnership units are redeemable for cash or, at our option, convertible into shares of our common stock based on a one-for-one basis.

        Each member of our Board must hold an amount of common stock having a value in excess of three times his annual Board retainer fee (excluding any portion of the retainer fee representing additional compensation for being a committee chairman). In addition, in August 2016, our Board of Directors adopted and approved an amendment to our bylaws by which each director is required to retain at least 50% of the after-tax shares received in connection with any awards granted under any of the Company's equity plans until such time that such director has met his required ownership level.

        Mr. Monty J. Bennett, Chairman of the Board, is an employee of our advisor and receives equity awards under our 2013 Equity Incentive Plan in such capacity. However, Mr. Bennett does not receive any compensation for serving as a director or as the Chairman of the Board. With respect to 2017, he received equity compensation in the amount of approximately $1.7 million as an employee of our advisor for his services to Braemar.

        The following table summarizes the compensation paid by us to our non-employee directors for their services as a director for the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Lawrence A. Cunningham(3)	$21,681	$40,936	$62,617
Stefani D. Carter	122,434	31,936	154,370
Sarah Darrouzet(4)	30,813	34,865	65,678
Kenneth H. Fearn	143,948	32,096	176,044
Curtis B. McWilliams	201,264	32,096	233,360
Matthew D. Rinaldi	113,382	32,096	145,478
Daniel B. Silvers(3)	34,931	40,936	75,867
Michael Murphy(5)	70,000	—	70,000
Andrew Strong(5)	77,000	—	77,000
Abteen Vaziri(6)	35,500	20,264	55,764

(1)
Includes cash payments for services on special committees to consider and evaluate certain activist matters and potential related party transactions.

(2)
Based on the fair market value of the stock awards computed in accordance with FASB ASC Topic 718 on the date of the grant, which was March 6, 2017 for 800 shares for each of Messrs. Cunningham and Silvers, April 27, 2017 for 267 shares for Ms. Darrouzet, October 1, 2017 for all of the shares of Mr. Vaziri and June 12, 2017 for the remaining directors and the remaining shares for Messrs. Cunningham and Silvers and Ms. Darrouzet. See Notes 2, 14 and 16 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of the assumptions used in the valuation of stock-based awards.

(3)
Reflects compensation paid to Mr. Cunningham or Mr. Silvers for their service on the Board from their appointment to the Board effective March 3, 2017 through July 6, 2017.

(4)
Reflects compensation paid to Ms. Darrouzet for her service on the Board from her appointment to the Board effective April 27, 2017 through October 1, 2017.

(5)
Reflects compensation paid to each of Mr. Murphy and Mr. Strong for their service on the Board through June 9, 2017, the date of our 2017 annual meeting of stockholders.

(6)
Reflects compensation paid to Mr. Vaziri for his service on the Board from his appointment to the Board effective October 1, 2017 through December 31, 2017.

Compensation Committee Interlocks and Insider Participation

        During 2017, Ms. Carter and Messrs. Fearn, Murphy, Rinaldi and Strong served on our Compensation Committee. Each of those persons was or is an independent director throughout the period for which they served or have served on our Compensation Committee during 2017 and thereafter. None of these directors was, is or has ever been an officer or employee of our Company. None of our executive officers serves, or during 2017 served, as (i) a member of a Compensation Committee (or Board committee performing equivalent functions) of any entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee, or (ii) a director of another entity, one of whose executive officers served or serves on our Compensation Committee. No member of our Compensation Committee has or had in 2017 any relationship with the Company requiring disclosure as a related party transaction under "Certain Relationships and Related Party Transactions."

Attendance at Annual Meeting of Stockholders

        In keeping with our corporate governance principles, directors are expected to attend the annual meeting of stockholders in person. All persons who were directors at the time of our 2017 annual meeting of stockholders attended our annual meeting in person or by telephone.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

        The following table shows the names and ages of our current executive officers and the positions held by each individual. The executive officers named below were appointed to those positions by the Board and serve in such positions at the pleasure of the Board. A description of the business experience of each for the past five years follows the table.

	Age	Title
Richard J. Stockton	47	Chief Executive Officer and President
Deric S. Eubanks	42	Chief Financial Officer and Treasurer
J. Robison Hays, III	40	Chief Strategy Officer
Jeremy Welter	41	Chief Operating Officer
Mark L. Nunneley	60	Chief Accounting Officer

Richard J. Stockton Chief Executive Officer and President Age 47 Executive since 2016	Mr. Stockton has served as our Chief Executive Officer since November 2016 and as our President as April 2017. Mr. Stockton brings a wealth of real estate experience and accomplishments to Braemar. Prior to joining our Company, Mr. Stockton served as Global Chief Operating Officer for Real Estate at CarVal Investors, a subsidiary of Cargill Inc. with approximately $1 billion in real estate investments in the United States, Canada, United Kingdom and France, beginning in August 2015. He spent over 15 years at Morgan Stanley in real estate investment banking where he rose from Associate to Managing Director and regional group head. At Morgan Stanley, he was head of EMEA Real Estate Banking in London, executing business across Europe, the Middle East, and Africa. He was also appointed co-head of the Asia Pacific Real Estate Banking Group, where he was responsible for a team across Hong Kong, Singapore, Sydney and Mumbai. He left Morgan Stanley in 2013 to become President & CEO-Americas for OUE Limited, a publicly listed Singaporean property company with over $5 billion in assets from February 2013 to March 2015.

Mr. Stockton received a Masters of Business Administration degree in Finance and Real Estate from The Wharton School, University of Pennsylvania, and a Bachelor of Science degree from Cornell University, School of Hotel Administration.

Deric S. Eubanks Chief Financial Officer and Treasurer Age 42 Executive since 2014
Mr. Eubanks has served as our Chief Financial Officer and Treasurer since June 2014. He has served in that capacity for each of Ashford Inc. and Ashford Trust since June 2014. Previously, Mr. Eubanks had served as our Senior Vice President of Finance since November 2013, a position he had also held at Ashford Trust since September 2011. Prior to his role as Senior Vice President of Finance at Ashford Trust, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans, and other debt securities for Ashford Trust. Mr. Eubanks has been with Ashford Trust since its initial public offering in August 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining Ashford Trust, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.

Mr. Eubanks earned a Bachelor of Business Administration degree from the Cox School of Business at Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

J. Robison Hays, III Chief Strategy Officer Age 40 Executive since 2015
Mr. Hays has served as our Chief Strategy Officer since May 2015 and prior to that served as our Senior Vice President of Corporate Finance and Strategy since April 2013. Mr. Hays has also served as Co-President of Ashford Inc. since March 2018 and as the Chief Strategy Officer for Ashford Inc. since November 2014, where he is a member of the Board of Directors. Mr. Hays has also served as the Chief Strategy Officer for Ashford Trust since May 2015. Mr. Hays has been with Ashford Trust since April 2005. Mr. Hays is responsible for the formation and execution of our strategic initiatives, working closely with our Chief Executive Officer. He also oversees all financial analysis as it relates to the corporate model, including acquisitions, divestitures, refinancings, hedging, capital market transactions and major capital outlays.

Prior to 2013, in addition to his other responsibilities, Mr. Hays was in charge of Ashford Trust's investor relations group. Mr. Hays is a frequent speaker at industry and Wall Street investor conferences. Prior to joining Ashford Trust, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service and manufacturing company, where he focused on mergers, acquisitions, and strategic direction. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas.

Mr. Hays has been a frequent speaker at various lodging, real estate and alternative investment conferences around the globe. He earned his A.B. degree in Politics with a certificate in Political Economy from Princeton University and later studied philosophy at the Pontifical University of the Holy Cross in Rome, Italy.

Jeremy Welter Chief Operating Officer Age 41 Executive since 2013
Mr. Welter has served as our Chief Operating Officer since March 2018 and has also served in that capacity for Ashford Trust since March 2018. He has also served as Co-President and Chief Operating Officer for Ashford Inc. since March 2018. He served as our Executive Vice President, Asset Management from April 2013 to March 2018, and served in that capacity for Ashford Inc. from November 2014 to March 2018, and for Ashford Trust from March 2011 to March 2018. From August 2005 until December 2010, Mr. Welter was employed by Remington Hotels, LP in various capacities, most recently serving as its Chief Financial Officer. Mr. Welter oversees the asset management, capital management and acquisition underwriting functions for Ashford Trust and Braemar as well as the operations of Ashford Inc., including both its asset management advisory business and its hospitality products and services business. Mr. Welter is a current member of Marriott's Owner Advisor Council and serves as a Board Member for the American Hotel and Lodging Association. Mr. Welter is a frequent speaker and panelist for various lodging investment and development conferences, including the NYU Lodging Conference.

Mr. Welter earned his Bachelor of Science in Economics from Oklahoma State University, where he served as student body president and graduated summa cum laude.

Mark L. Nunneley Chief Accounting Officer Age 60 Executive since 2013
Mr. Nunneley has served as our Chief Accounting Officer since April 2013. Mr. Nunneley has also served as Chief Accounting Officer of Ashford Inc. since November 2014 and Ashford Trust since May 2003. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Hotel Corporation. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. Mr. Nunneley is a certified public accountant (CPA) in the State of Texas and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of CPAs.

Mr. Nunneley earned his Bachelor of Science in Business Administration from Pepperdine University in 1979 and his Master of Science in Accounting from the University of Houston in 1981.

Executive Compensation

        We are externally advised by Ashford Inc. pursuant to an advisory agreement. Ashford Inc., through its operating company Ashford LLC (collectively, our "advisor") is responsible for implementing our investment strategies and managing our operations. Our advisor manages the day-to-day operations of our Company and our affiliates in exchange for an advisory fee, the terms of which are described under "Our Relationship and Agreements with Ashford Inc." As a consequence of this management arrangement and although the Company has executive officers, it does not have any employees. Each of the Company's executive officers is, however, an employee of our advisor and is compensated by our advisor in his capacity as such. During all of 2016 and 2017, the cash compensation received by our executive officers was paid to those persons by Ashford Inc. in their capacity as employees of our advisor. However, our executive officers (as well as other employees of our advisor) continue to be eligible to receive equity awards under our 2013 Equity Incentive Plan and we grant equity compensation to our executive officers under our 2013 Equity Incentive Plan as described below. We do not, however, provide any other compensation or employee benefit plans for our executive officers.

        Pursuant to our advisory agreement, we pay Ashford Inc. an advisory fee. In turn, Ashford Inc. uses a portion of the proceeds of such advisory fee to pay the cash compensation it pays its personnel. We do not specifically reimburse Ashford Inc. for any executive officer compensation or benefits costs. The following is a summary of the advisory fees we paid to Ashford Inc. in 2017 and the total 2017 compensation paid to our named executive officers:

  •
  Under the terms of our advisory agreement, we paid a total advisory fee of approximately $14.1 million to Ashford Inc., comprising a one-time cash payment of $5.0 million, a base fee of approximately $8.8 million, approximately $2.0 million for reimbursable expenses, net of a credit to equity-based compensation expense of approximately $1.7 million associated with equity grants of our common stock and LTIP units awarded to the officers and employees of Ashford Inc.

  •
  No specific portion of our advisory fees is allocated to the compensation paid by Ashford Inc. to its employees who are also our executive officers. Our advisor makes all decisions relating to compensation paid by Ashford Inc. to our executive officers who are its employees based on such factors as the terms of their employment agreements with Ashford Inc. and an evaluation of the performance of such employees on behalf of Ashford Inc. and its advisees during the year.

  •
  For 2017, our named executive officers received total cash compensation of approximately $6.5 million from Ashford Inc. The total cash compensation paid by Ashford Inc. to our named executive officers was comprised of $2.5 million in salaries and approximately $4.0 million in cash bonus awards. In addition, Ashford Inc. granted options to purchase a total of 113,235 shares of Ashford Inc. common stock on March 14, 2018 with a grant date fair value of approximately $4.4 million to Ashford Inc.'s officers and employees who are also our named executive officers, which grant was made in respect of 2017 performance.

  •
  The cash bonus awards paid to our named executive officers by Ashford Inc. represents variable incentive compensation that was earned for achieving specific Ashford Inc. performance targets under Ashford Inc.'s non-equity incentive plan. The performance metrics for 2017 with respect to Ashford Inc. included total stockholder return relative to peers, adjusted earnings per share, sell-side analyst coverage, number of investor and analyst meetings, Remington transaction completion, addition of other services businesses if accretive, increase in assets in managed REITs and discretionary bonuses for performance and achievements not reflected captured by the performance metrics.

  •
  Not all of the cash compensation received by our named executive officers from Ashford Inc. was attributable to services performed by its employees in their capacity as our executive officers. Based on a review of the proportion that the operations of the Company represents of the total operations managed by Ashford LLC using various measures of size (revenue, assets and total enterprise value), we estimate that approximately 20% of the compensation paid by Ashford Inc. to our named executive officers is attributable to services provided by our named executive officers to us.

        The cash bonus awards paid by Ashford Inc. to its employees who are our named executive officers pursuant to Ashford Inc.'s non-equity incentive plan represent variable incentive compensation that was earned for achieving specific performance targets. The performance metrics for 2017 included total stockholder return of Ashford Inc. relative to peers, adjusted net income per share of Ashford Inc., adjusted EBITDA, increased media and sell-side analyst coverage, number of investor and analyst meetings, increase in assets under management by Ashford Inc. and its affiliates, and investments in or acquisition of new products or service businesses at Ashford Inc. or its affiliates.

  2018 Equity Grant Decisions for 2017 Performance

        In March 2018, under the 2013 Equity Incentive Plan, the Compensation Committee determined to grant equity awards to our named executive officers based on consideration of the Company's and each named executive officer's individual performance during 2017. Our named executive officers were awarded at the executive's election, either performance stock unit awards ("PSUs") that will be settled in shares of common stock of the Company or LTIP unit awards, referred to herein as "performance LTIP units," that will be settled in common units of Braemar OP, in each case if and when the applicable vesting criteria have been achieved following the end of the performance and service period. The relevant performance period began on January 1, 2018 and ends on December 31, 2020, unless such period is shortened pursuant to the terms of the award agreement. The actual number of shares of our common stock or common units of Braemar OP to be issued upon vesting of the PSUs or performance LTIP units can range from 0% to 200% of the target number, based on continued service through the vesting date and achievement of a specified relative total stockholder return over the performance period, as set forth in the following chart:

Performance Level	Company's Percentile Rank	Award Level (% of Target)
Below Threshold	<20th	0%
Threshold	20th	30%
Target	50th	100%
Maximum	85th	200%

        The selected peer group used in the performance ranking based on relative stockholder return for the performance period consists of: Chatham Lodging Trust, Chesapeake Lodging Trust, DiamondRock Hospitality Company, Hersha Hospitality Trust, Hospitality Properties Trust, Host Hotels & Resorts, Inc., LaSalle Hotel Properties, Pebblebrook Hotel Trust, RLJ Lodging Trust, Ryman Hospitality Properties, Inc., Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc. and Xenia Hotels & Resorts, Inc.

        Assuming continued service through the vesting date and achievement of the relative total stockholder return at the specified percentile rank among the selected peer group, the PSUs and performance LTIP units earned by our named executive officers will generally vest on December 31, 2020. PSU and performance LTIP unit recipients will not have any rights as a stockholder or unitholder with respect to any shares of common stock or common units of Braemar OP subject to the grant until such shares of common stock or common units of Braemar OP, as the case may be, are issued upon vesting. Dividends or other distributions with respect to the shares of common stock or common units of Braemar OP represented by the PSU and performance LTIP unit grants are held as accumulated dividend equivalents or distributions and are paid out in additional shares/units upon vesting using the same performance multiplier as the underlying PSU/performance LTIP unit, with the number of additional shares or units to be calculated based on the average closing price of the 10 trading days prior to the vesting date.

        In determining the size of the performance award grant for each executive, the Compensation Committee considered multiple factors including, but not limited to, the Company's and named executive officer's individual performance, competitive award opportunities provided to similarly situated executives, and our named executive officers' roles and responsibilities with our Company.

        A summary of the components of the shares awarded in March 2018 to our named executive officers is as follows:

	Time-Based Shares/LTIPs Awarded		Target Performance-Based Shares/LTIPs Awarded		Total March 2018 Equity Award for 2017 Performance
Richard J. Stockton	74,093	(1)	74,093	(3)	148,186	(1)(3)
David A. Brooks(5)	38,811	(1)	38,811	(3)	77,622	(1)(3)
J. Robison Hays, III	31,250	(2)	31,250	(4)	62,500	(2)(4)
Jeremy Welter	31,250	(2)	31,250	(3)	62,500	(2)(3)
Deric S. Eubanks	31,250	(1)	31,250	(3)	62,500	(1)(3)

(1)
Represents shares of restricted common stock that vest in three substantially equal installments on the first three anniversaries following the date of grant.

(2)
Represents special LTIP units in our operating partnership that vest in three substantially equal installments on the first three anniversaries following the date of grant. Upon vesting and reaching economic parity with common units in our operating partnership, the LTIP units are convertible into common units at the option of the recipient. Common units are redeemable for cash or, at our option, convertible into shares of our common stock on a one-to-one basis.

(3)
Represents target number of shares of common stock that may be issued pursuant to an award of PSUs subject to performance-based vesting criteria. The actual number of PSUs that may vest can range from 0% to 200% of the target number based on achievement of a specified relative total stockholder return ("TSR") as determined by the Compensation Committee. Subject to forfeiture and achievement of the specified relative TSR, the PSUs earned by our named executive officers will generally vest on December 31, 2020.

(4)
Represents a target number of LTIP units that may be issued pursuant to a performance LTIP award subject to performance-based vesting criteria. The actual number of performance LTIPs that may vest ranges from 0% to 200% of the target number based on achievement of a specified relative TSR, as determined by the Compensation Committee. Subject to forfeiture and achievement of specified relative TSR, the performance LTIPs earned by our named executive officers will vest on December 31, 2020. Vested LTIP units, upon achieving economic parity with the common limited partnership units of our operating partnership, are convertible into common units at the option of the recipient. Common units are redeemable for cash or, at our option, convertible into shares of our common stock based on a one-to-one basis.

(5)
Mr. Brooks, our former Chief Transaction Officer, General Counsel and Secretary, passed away on March 29, 2018, on which date all of his outstanding equity awards immediately vested in accordance with their terms.

        As shown in the table above, the Compensation Committee determined in 2018 to award half (50%) of the shares/units awarded in the form of time-based shares/units that vest in three equal annual installments following the date of grant, with dividends paid on unvested shares/units, and half (50%) in the form of performance-based shares/units. The performance-based shares/units vest at the end of three years based on the Company's stockholder returns on relative TSR. The award level for achieving target performance is 100% of the target award. The award levels for achieving threshold and maximum performance are 50% and 200% of the target award, respectively. Award levels between the threshold and target performance and between the target and maximum performance are interpolated based on the level of relative TSR performance achieved by our Company for the performance period. Dividends are accrued and paid on the actual number of shares/units vesting in the form of additional shares/units.

        The Compensation Committee also elected to give our executive officers a choice of receiving their time-based equity awards in the form of either restricted stock or LTIP units, or a combination of both. Messrs. Hays and Welter elected to receive the March 2018 time-based equity grants in the form of LTIP units. We will pay dividends and make distributions on unvested restricted stock and LTIP units as and when paid or made on the shares of our common stock. For the performance-based awards, the executives could choose between PSUs or performance LTIPs, or a combination of both. Mr. Hays elected to receive the March 2018 performance-based equity grants in the form of performance LTIP units. Dividends and distributions accrue on unvested PSUs or performance LTIPs and are paid in the form of additional units on the actual number of units that ultimately vest at the end of the three-year performance period, with the number of additional shares or units to be calculated based on the average closing price of the 10 trading days prior to the vesting date.

        The LTIP units are a special class of partnership units in our operating partnership called "long-term incentive partnership units." Grants of LTIP units are designed to offer executives the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our stock incentive plan, reducing availability of shares for other equity awards under our stock incentive plan. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the treatment of time-vested restricted stock.

Summary Compensation Table

        Our named executive officers, who are employees of and compensated by Ashford Inc., did not receive any cash compensation or other compensation or benefits other than certain time-based and performance-based equity awards from us during fiscal year 2017. The following table sets forth information regarding compensation earned by our named executive officers and paid by the Company in fiscal years 2017 and 2016:

Name and Principal Position	Year	Salary(1)	Bonus(1)	Equity Awards(2)	Total
Richard J. Stockton	2017	—	—	$125,816	$125,816
Chief Executive Officer and President	2016	—	—	$2,954,540	$2,954,540
David A. Brooks(3)	2017	—	—	$725,912	$725,912
Former Chief Transaction Officer, General	2016	—	—	$956,638	$956,638
Counsel and Secretary
J. Robison Hays, III	2017	—	—	$483,933	$483,933
Chief Strategy Officer	2016	—	—	$489,525	$489,525
Jeremy Welter	2017	—	—	$483,933	$483,933
Chief Operating Officer	2016	—	—	$489,525	$489,525
Deric S. Eubanks	2017	—	—	$483,933	$483,933
Chief Financial Officer and Treasurer	2016	—	—	$917,844	$917,844

(1)
We do not pay salary or bonus compensation to our Chairman of the Board or our executive officers, including our named executive officers. However, we grant our executives and the executives and employees of our advisor equity awards, if and to the extent determined appropriate by our Compensation Committee. No allocation of the total compensation paid and benefits provided by Ashford Inc. to its officers and employees who are our named executive officers is made for the time spent by such persons on behalf of any of our Company and Ashford

  Trust. As a result, we have not included any amount of the compensation paid and benefits provided to such persons by Ashford Inc. in the foregoing summary compensation table.

(2)
Represents the total grant date fair value of restricted stock, LTIP unit, performance stock unit ("PSUs") that will be settled in shares of common stock of the Company, and performance LTIP awards made in the fiscal year indicated (with respect to prior year performance), computed in accordance with FASB ASC Topic 718 without regard to the effects of forfeiture. Assumptions used in the calculation of these amounts are described in Notes 2, 14 and 16 to the Company's audited consolidated financial statements for the fiscal year end December 31, 2017, included in the Company's Annual Report on Form 10-K that was filed with the SEC on March 14, 2018. These grants are subject to vesting over a period of time generally commencing on the date of their issuance and/or upon the achievement of certain goals with respect to certain performance criteria. With respect to the PSUs and performance LTIPs, the amount reflected in the Summary Compensation Table assumes that the required performance goals will be achieved at target levels. The following table provides the grant date fair values of the performance LTIPs and the PSUs, issued to the named executive officers in 2017, assuming maximum performance is achieved and target performance is achieved, for comparative purposes.

Name	At Target	At Maximum
Richard J. Stockton	$61,290	$122,581
David A. Brooks	353,624	707,247
J. Robison Hays, III	235,747	471,495
Jeremy Welter	235,747	471,495
Deric S. Eubanks	235,747	471,495
(3)
Mr. Brooks, our former Chief Transaction Officer, General Counsel and Secretary, passed away on March 29, 2018, on which date all of his outstanding equity awards immediately vested in accordance with their terms.

Outstanding Equity Awards at Fiscal Year End Table

        The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2017:

Name	Number of Time-Based Equity Awards That Had Not Vested at December 31, 2017		Market Value of Time-Based Equity Awards That Had Not Vested at December 31, 2017(1)	Equity Incentive Plan Awards (PSUs and Performance LTIPs) at December 31, 2017		Market Value of Equity Incentive Plan Awards (PSUs and Performance LTIPs) at December 31, 2017(1)
Richard J. Stockton	191,388	(2)	$1,862,205	—		—
	5,882	(5)	$57,232	11,764	(6)	$114,464
David A. Brooks(7)	2,685	(3)	$26,125	—		—
	—		$—	110,722	(4)	$1,077,325
	33,937	(5)	$330,207	67,874	(6)	660,414
J. Robison Hays, III	2,014	(3)	$19,596	—		—
	—		$—	56,658	(4)	$551,282
	22,624	(5)	$220,132	45,249	(6)	$440,273
Jeremy Welter	2,178	(3)	$21,192	—		—
	—		$—	56,658	(4)	$551,282
	22,624	(5)	$220,132	45,249	(6)	$440,273
Deric Eubanks	1,007	(3)	$9,798	—		—
	—		$—	106,232	(4)	$1,033,637
	22,624	(5)	$220,132	45,248	(6)	$440,263

(1)
Market value of unvested time-based and performance-based awards is based on the closing share price of our common stock on the NYSE on December 29, 2017, the last day in 2017 on which the NYSE was open for trading, of $9.73.

(2)
239,234 shares of restricted stock were granted on November 2, 2016 with an initial vesting term of five years. One-fifth of the awards initially granted vested on November 2, 2017; one-fifth will vest on November 2, 2018; one-fifth will vest on November 2, 2019; one-fifth will vest on November 2, 2020; and the remaining one-fifth will vest on November 2, 2021.

(3)
These restricted shares or units were granted on July 27, 2015 with an initial vesting term of three years. One-third of the awards initially granted vested on March 20, 2016; one-third vested on March, 20, 2017; and the remaining one-third vested on March 20, 2018.

(4)
These PSU awards were granted on October 13, 2016 and, assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2018. Amount reflects the maximum payout level; however, the actual number of PSUs that will vest could range from 0% to 100% of the maximum number.

(5)
These restricted shares or LTIPs were granted on April 27, 2017 with an initial vesting term of three years. One-third of the awards initially granted vested on April 27, 2018; one-third will vest on April 27, 2019; and the remaining one-third will vest on April 27, 2020.

(6)
These PSU awards or Performance LTIPs were granted on April 27, 2017 and, assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on

  December 31, 2019. Amount reflects the maximum payout level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 100% of the maximum number.

(7)
Mr. Brooks, our former Chief Transaction Officer, General Counsel and Secretary, passed away on March 29, 2018, on which date all of his outstanding equity awards immediately vested in accordance with their terms.

        The following table shows the total number of performance shares granted to the named executive officers and other officers as of December 31, 2017.

# of Awards
2015
Granted(1)	349,906
Vested	—
Forfeited	—

Unvested at December 31, 2015	349,906
2016
Granted(2)	417,933
Vested	—
Forfeited	—

Unvested at December 31, 2016	767,839
2017
Granted(3)	259,684
Vested	—
Forfeited(4)	(349,906)

Unvested at December 31, 2017(5)	677,617

(1)
Includes a target number of shares of common stock that may be issued pursuant to PSUs awarded or, at the election of the recipient, LTIP units that may be issued pursuant to an award of performance LTIPs, that in each case will vest on December 31, 2017. The actual number of PSUs or performance LTIPs that may vest can range from 0% to 200% of the target amount based on achievement of a specified absolute or relative TSR, as applicable.

(2)
Includes a target number of shares of common stock that may be issued pursuant to PSUs awarded or, at the election of the recipient, LTIP units that may be issued pursuant to an award of performance LTIPs, that in each case will vest on December 31, 2018. The actual number of PSUs or performance LTIPs that may vest can range from 0% to 200% of the target amount based on achievement of a specified absolute or relative TSR, as applicable.

(3)
Includes a target number of shares of common stock that may be issued pursuant to PSUs awarded or, at the election of the recipient, LTIP units that may be issued pursuant to an award of performance LTIPs, that in each case will vest on December 31, 2019. The actual number of PSUs or performance LTIPs that may vest can range from 0% to 200% of the target amount based on achievement of a specified absolute or relative TSR, as applicable.

(4)
These awards were granted in 2015 with a performance period ended on December 31, 2017. The performance criteria were not met and no awards vested.

(5)
Mr. Brooks, our former Chief Transaction Officer, General Counsel and Secretary, passed away on March 29, 2018, on which date all of his outstanding equity awards immediately vested in accordance with their terms.

Potential Payments Upon Termination of Employment or Change of Control

        Our 2013 Equity Incentive Plan provides that stock options and restricted stock will vest upon (i) the termination or removal of the named executive officer as an employee, consultant or non-employee director of the Company or an affiliate by the Company without "cause" (as defined therein) or by the named executive officer for "good reason" (as defined therein), (ii) the termination, removal or resignation of the named executive officer as an employee, consultant or non-employee director for any reason within one year from the effective date of a change in control of the Company, or (iii) the death or disability of the named executive officer. The award agreements for the PSUs and performance LTIPs granted to the named executive officers in 2015, as amended, and for the PSUs and performance LTIPs granted to the named executive officers in 2016 provide for accelerated vesting upon (i) the termination or removal of the named executive officer as an officer of the Company by the Company without cause or by the named executive officer for good reason, (ii) the death or disability of the named executive officer, (iii) a change of control of the Company, (iv) a change of control of our advisor, if such change in control (in conjunction with any applicable subsequent events, such as termination of employment) results in the vesting of the award under the terms of any employment agreement, the named executive officer has with our advisor, and (v) an involuntary termination of employment or the nonrenewal of the employment agreement to the extent such event causes vesting of the award under the employment agreement. The actual number of PSUs and performance LTIPs that will vest under each such award granted could range from 0% to 200% of the target number of such award. In the event of a change of control of the Company or of a change in control of our advisor, the number of PSUs and performance LTIPs that vest will be based on actual Company performance for the shortened performance period. In the event of an involuntary termination, death, disability or non-renewal of the employment of named executive officer, outstanding PSU and performance LTIP awards vest based on the greater of actual performance (for the shortened performance period) and target performance.

        "Cause" has, with respect to any named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., Ashford LLC or any of their respective affiliates. If such named executive officer is not a party to such an employment agreement, generally "cause" means: (i) the willful commission of a crime or act that results in substantial economic damage to, or substantial injury to the business reputation of, the Company, Ashford LLC or one of their respective affiliates; (ii) the commission of an act of fraud in the performance of such participant's duties on behalf of the Company, Ashford LLC or one of their respective affiliates; or (iii) the continuing willful failure of a participant to perform his or her duties (other than for incapacity due to physical or mental illness) after written notice by the Compensation Committee and a reasonable opportunity for such participant to be heard and cure such failure.

        A "change of control" of the Company is deemed to have occurred when:

            (i)  any person other than (A) Braemar or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) Remington, Ashford LLC or any of their respective affiliates, (D) a company owned, directly or indirectly, by stockholders of Braemar in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of common stock will not constitute a change of control;

           (ii)  the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

          (iii)  the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

          (iv)  individuals who, as of the effective date of the 2013 Equity Incentive Plan, constituted our Board of Directors cease for any reason to constitute at least a majority of our Board of Directors; provided, however, that any individual becoming a director subsequent to the effective date whose election by our Board of Directors was approved by a vote of at least a majority of the directors then comprising the Board is considered as though such individual were a member of the initial Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than our Board of Directors.

        "Good reason" has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford LLC or any of their respective affiliates. If such named executive officer is not a party to such an employment agreement, "good reason" means termination of employment or service under any of the following circumstances, if the Company, Ashford LLC or any of their respective affiliates, as applicable, fails to cure such circumstances within 30 days after receipt of written notice from the participant setting forth a description of such good reason:

            (i)  the removal from or failure to re-elect the named executive officer to the office or position in which he or she last served;

           (ii)  any material diminishment, on a cumulative basis, of the named executive officer's overall duties, responsibilities, or status, including the assignment to the named executive officer of any duties, responsibilities, or reporting requirements materially inconsistent with his or her position with the Company, Ashford LLC or one of their respective affiliates, as applicable;

          (iii)  a material reduction by the Company, Ashford LLC or one of their respective affiliates in the named executive officer's fees, compensation, or benefits that is not part of a reduction affecting all members of the management team; or

          (iv)  the requirement by the Company, Ashford LLC or one of their respective affiliates that the principal place of business at which the participant performs his or her duties be changed to a location more than 50 miles from downtown Dallas, Texas.

Other Compensation Matters

        As an emerging growth company, we are not required to submit our executive compensation as disclosed in this proxy statement to an advisory vote of our stockholders, a vote often referred to as a "say-on-pay." In addition, the Company does not have employees, and, as a result, we do not disclose any ratio of the compensation of our Chief Executive Officer to the median compensation of all of employees of the Company other than our Chief Executive Officer.

PROPOSAL NUMBER TWO—RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT AUDITORS

        We are asking our stockholders to ratify our Audit Committee's appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. BDO USA, LLP has audited our financial statements as of and for the years ended December 31, 2017, 2016 and 2015. Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

        Our Audit Committee is responsible for appointing, retaining, setting the compensation of, and overseeing the work of our independent registered public accounting firm. Our Audit Committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee approved all fees paid to BDO USA, LLP since their appointment with no reliance placed on the de minimis exception established by the SEC for approving such services.

Audit Committee Report

        The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of our Company's consolidated financial statements, our Company's compliance with legal and regulatory requirements, the adequacy of our internal control over financial reporting, our Company's independent registered public accounting firm's qualifications and independence, the performance of our Company's internal audit function and independent registered public accounting firm, and risk assessment and risk management in certain areas. The Audit Committee manages our Company's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Braemar for such advice and assistance.

        Our Company's management is primarily responsible for our Company's internal control and financial reporting process. Our Company's independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles. The Audit Committee monitors Braemar's financial reporting process and reports to the Board on its findings.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2017 with our Company's management.

  2.
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (the "PCAOB").

  3.
  The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2017 be included in Braemar's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

        The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE
Curtis B. McWilliams, Chairman Kenneth H. Fearn Abteen Vaziri

Auditor Fees

        Services provided by BDO USA, LLP included the audits of the annual consolidated financial statements of the Company and our subsidiaries. Services also included the review of unaudited quarterly consolidated financial information in accordance with PCAOB standards; review and consultation regarding filings with the SEC and the Internal Revenue Service; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2017 and 2016, aggregate fees incurred related to our principal accountants BDO USA, LLP consisted of the following:

	Year Ended December 31, 2017	Year Ended December 31, 2016
Audit Fees	$887,066	$607,800
Audit-Related Fees	—	—
Tax Fees	—	16,099
All Other Fees	—	—

Total	$887,066	$623,899

        "Audit Fees" include fees and related expenses for professional services rendered in connection with audits of our annual financial statements and the financial statements of certain of our subsidiaries, reviews of our unaudited quarterly financial information and reviews and consultation regarding financial accounting and reporting matters. This category also includes fees for services that generally only the auditor reasonably can provide, such as statutory audits, comfort letters, consents and assistance with review of our filings with the SEC.

        "Audit-Related Fees" include fees and related expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.

        "Tax Fees" include fees and related expenses billed for tax compliance services and federal and state tax advice and planning.

        "All Other Fees" include fees and related expenses for products and services that are not Audit Fees, Audit-Related Fees or Tax Fees.

        Representatives of BDO USA, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        The Board unanimously recommends a vote FOR approval of Proposal Number Two, the ratification of the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2018.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of March 31, 2018 regarding the ownership of our equity securities by (i) each person known to us who beneficially owns, directly or indirectly, more than five percent of our outstanding shares of voting stock, (ii) each of our directors, our director nominee and named executive officers and (iii) all of our directors and executive officers as a group. In accordance with SEC rules, each listed person's beneficial ownership includes: (i) all shares the person owns beneficially; (ii) all shares over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (iii) all shares the person has the right to acquire within 60 days. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares of our voting stock shown to be beneficially owned by such person or entity. As of March 31, 2018, we had an aggregate of 32,517,295 shares of voting stock outstanding, consisting of 32,517,295 shares of our common stock and no shares of our Series C Preferred Stock. Except as indicated in the footnotes to the table below, the address of each person listed below is the address of our principal executive office, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

Security Ownership of Management, Directors and Director Nominees

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Monty J. Bennett	1,822,256	(3)	5.4%
Richard J. Stockton	309,137		1.0%
David A. Brooks(4)	727,077		2.2%
J. Robison Hays, III	73,458		*
Jeremy Welter	138,577		*
Deric S. Eubanks	114,183		*
Stefani D. Carter	9,600		*
Kenneth H. Fearn	6,400		*
Curtis B. McWilliams	21,481		*
Matthew D. Rinaldi	16,800		*
Abteen Vaziri	2,133		*
All directors and executive officers as a group (12 persons)	3,519,266		10.2%

*
Denotes less than 1.0%

(1)
Ownership includes common units of Braemar OP issued in connection with our spin-off from Ashford Trust in November 2013. Beginning one year from the issuance date, such common units issued are redeemable by the holder for cash or, at our option, shares of our common stock on a one-for-one basis. Assumes that all common units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable). The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of March 31, 2018 but excludes any LTIP units (including performance LTIPs) issued subsequent to March 31, 2018 or that have not yet achieved economic parity or PSUs, LTIPs or performance LTIPs that have not yet vested. All LTIP units that have achieved economic parity with the common units are, subject to certain time-based and/or performance-based vesting requirements, convertible into common units, which are redeemable for cash or, at our option, convertible into shares of our common stock. Ownership does not include shares of our Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.

(2)
In computing the percentage ownership of a person or group, we have assumed that the common units of Braemar OP held by that person or the persons in the group have been redeemed for shares of our common stock and the vested LTIP units held by that person or the persons in the group that have achieved economic parity with the common units are redeemed for common stock and that those shares are outstanding but that no common units or LTIP units held by other persons are redeemed for shares of our common stock.

(3)
Includes 246,954 common units held directly by Ashford Financial Corporation, 50% of which is owned by Mr. Bennett. Mr. Bennett disclaims beneficial ownership in excess of his pecuniary interest in such common units.

(4)
Mr. Brooks passed away on March 29, 2018. We understand that, in accordance with applicable law, his shares are now owned by the Estate of David A. Brooks. Mr. Brooks was a named executive officer of the Company as of December 31, 2017 and, in accordance with the rules of the SEC, the shares owned by the Estate of David A. Brooks as of March 31, 2018 are included in this beneficial ownership table.

Security Ownership of Certain Beneficial Owners

        Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our common stock as of March 31, 2018 by the persons known to Braemar to be the beneficial owners of five percent or more of our common stock (our only voting securities), by virtue of the filing of Schedule 13D or Schedule 13G with the SEC. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Braemar's common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
The Vanguard Group	3,280,733	(2)	10.1%
Vanguard Specialized Fund-Vanguard REIT Index Fund	1,727,549	(3)	5.3%
Forward Management, LLC	3,915,771	(4)	12.0%
Sessa Capital (Master), L.P.	2,210,427	(5)	6.8%
BlackRock, Inc.	2,936,237	(6)	9.0%

(1)
Ownership does not include shares of our Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.

(2)
Based on information provided by The Vanguard Group, Inc. in an amendment to Schedule 13G filed with the SEC on February 7, 2018. Per such Schedule 13G/A, The Vanguard Group, Inc. has sole voting power over 30,083 of such shares and shared voting power over 645 of such shares, has sole dispositive power of 3,251,150 of such shares and shared dispositive power of 29,583 of such shares. Includes 28,938 shares of common stock held by Vanguard Fiduciary Trust Company and 1,790 shares of common stock held by Vanguard Investments Australia, Ltd. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Based on information provided by Vanguard Specialized Fund-Vanguard REIT Index Fund, in an amendment to its Schedule 13G filed with the SEC on February 1, 2018. Per such amendment to Schedule 13G, Vanguard Specialized Fund-Vanguard REIT Index Fund has sole voting power over all of such shares and does not have sole or shared dispositive power over any of such shares. The principal business address of Vanguard

  Specialized Fund-Vanguard REIT Index Fund is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
Based on information provided by Forward Management, LLC in an amendment to Schedule 13G filed with the SEC on January 18, 2018. The number of shares includes shares of Series B Convertible Preferred Stock, which are currently convertible into common stock of Braemar, and upon the conversion of all of such shares of Series B Convertible Preferred Stock into shares of the common stock, per such Schedule 13G, Forward Management, LLC will have the sole voting power and sole dispositive power over all of such shares. The number of shares also includes ownership by Salient Select Income Fund over 3,645,868 shares, including shares of Series B Convertible Preferred Stock, and upon the conversion of all of such shares of Series B Convertible Preferred Stock into shares of the common stock, per such Schedule 13G, Salient Select Income Fund will have sole voting power and sole dispositive power over all 3,645,868 shares. The principal business address of Forward Management, LLC is 101 California Street, 16th Floor, San Francisco, CA 94111.

(5)
Based on information provided by Sessa Capital (Master), L.P. in an amendment to Schedule 13D filed with the SEC on March 9, 2017. Per such Schedule 13D/A, Sessa Capital (Master), L.P. has sole voting power over all of such shares and sole dispositive power of all of such shares. The principal business address of Sessa Capital (Master), L.P. is 1350 Avenue of the Americas, New York, New York 10019.

(6)
Based on information provided by Blackrock, Inc. in an amendment to Schedule 13G filed with the SEC on January 29, 2018. Per such Schedule 13G/A, Blackrock, Inc. has sole voting power over 2,843,665 of such shares and sole dispositive power over all such shares. The principal business address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

Section 16(a) Beneficial Ownership Reporting Compliance

        To our knowledge, based solely on review of the copies of Forms 3, 4 and 5 furnished to us and the written representations of our directors, officers (as defined in Rule 16a-1 under the Exchange Act ("Section 16 Officers")) and beneficial owners of more than ten percent of outstanding common stock of the Company that no other reports were required, and during the year ended December 31, 2017, all of our directors, Section 16 Officers and beneficial owners of more than ten percent of our common stock were in compliance with the Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        This section of the proxy statement describes certain relationships and related person transactions we have that could give rise to conflicts of interest. A "related transaction" is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, since the beginning of our last fiscal year or currently proposed, in which: (i) our Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any related person had or will have a direct or indirect material interest.

        A "related person" means: (i) any director, director nominee or executive officer of the Company, (ii) any person known to the Company to be the beneficial owner of more than 5% of its outstanding voting stock at the time of the transaction, (iii) any immediate family member of either of the foregoing or (iv) a firm, corporation or other entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has at least a 10% equity interest.

Conflict of Interest Policies

        We take conflicts of interest seriously and aim to ensure that transactions involving conflicts or potential conflicts are thoroughly examined and only approved by independent Board members.

        Because we could be subject to various conflicts of interest arising from our relationships with our advisor, Ashford Trust, AIM, their respective affiliates and other parties, to mitigate any potential conflicts of interest, we have adopted a number of policies governing conflicts of interest. Our bylaws require that, at all times, a majority of our Board of Directors be independent directors, and our Corporate Governance Guidelines require that two-thirds of our Board of Directors be independent directors at all times that we do not have an independent chairman.

        Our Corporate Governance Guidelines provide that all decisions related to our advisory agreement with our advisor, our mutual exclusivity agreement and master management agreement with Remington and certain agreements with Ashford Trust that we entered into pursuant to our spin-off from Ashford Trust in 2013 be approved by a majority of the independent directors, except as specifically provided otherwise in such agreements. In addition, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest.

        Our Related Party Transactions Committee is a committee composed of three independent directors and is tasked with reviewing any transaction in which our officers, directors, Ashford Inc. or Ashford Trust or their officers, directors or respective affiliates have an interest, including our advisor or any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny a new proposed transaction or recommend it for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to independent directors on past approved related party transactions.

        Finally, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest. Such transactions may be voidable under Maryland law, unless certain safe harbors are met. Our charter contains a requirement, consistent with one such safe harbor, that any transaction or agreement involving us, any of our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate or associate of any director or officer requires the approval of a majority of disinterested directors.

Our Relationship and Agreements with Ashford Inc.

        We are advised by Ashford Inc. and its subsidiary, Ashford LLC. Pursuant to the advisory agreement, Ashford Inc. and Ashford LLC serve as our advisor and are responsible for implementing our investment strategies and decisions and managing our day-to-day operations, in each case subject to the supervision and oversight of our Board of Directors. Ashford Inc. and Ashford LLC may also perform similar services for new or existing platforms created by us, Ashford Inc. or Ashford Trust.

        We currently own approximately 9.3% of the outstanding stock of Ashford Inc. All of our officers are employees of Ashford Inc. and all of our executive officers, except for our chief executive officer, are also executive officers of Ashford Inc., Ashford LLC and Ashford Trust. In addition, so long as Ashford LLC is our advisor, our charter requires us to include two persons designated by Ashford LLC as candidates for election as director at any stockholder meeting at which directors are to be elected. If the size of our Board is more than seven directors, then our advisor's right to nominate increases to such number of additional directors as necessary to maintain the ratio of directors nominated by the advisor to the directors otherwise nominated. The executive offices of Ashford Inc. and Ashford LLC are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, and the telephone number of Ashford Inc. and Ashford LLC's executive offices is (972) 490-9600.

        In connection with the amendment to the advisory agreement between us and our advisor in 2017, which amendment was approved by our stockholders at the 2017 annual meeting, we made a cash payment to the advisor of $5.0 million at the time the amended advisory agreement became effective. The current advisory agreement has an initial 10-year term that expires on January 24, 2027 and is subject to renewal by the advisor for up to seven additional successive 10-year terms. Ashford Inc. is entitled to receive from us an annual base fee, fixed at 0.70% of our total market capitalization, payable on a monthly basis. Ashford Inc. may also be entitled to receive an incentive fee from us based on our out-performance, as measured by our total annual stockholder return compared to our peers. For the year ended December 31, 2017, we paid to Ashford Inc. a base fee of approximately $8.8 million. In January 2018, we paid Ashford Inc. a one-third installment (approximately $1.3 million) of the incentive fee incurred (approximately $3.8 million) with respect to its services in 2015.

        In addition, Ashford Inc. is entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by Ashford Inc. or its affiliates on our behalf or in connection with the services provided by Ashford Inc. pursuant to the advisory agreement, which includes our pro rata share of Ashford Inc.'s office overhead and administrative expenses incurred in providing its services and discharging its duties under the advisory agreement. Those reimbursable expenses do not include compensation expense for Ashford Inc.'s employees who are our executive officers. For the year ended December 31, 2017, we reimbursed Ashford Inc. for expenses paid or incurred on our behalf totaling approximately $2.0 million.

        Our Board of Directors has the authority to make annual equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-employee directors, based on our achievement of certain financial and other hurdles established by our Board of Directors. In April 2017, Braemar awarded equity grants of its common stock, LTIP units, performance stock units, and performance LTIP units to Ashford Inc.'s executive officers valued at approximately $5.4 million, and awarded equity grants of its common stock, LTIP units and/or performance stock units to Ashford Inc.'s non-executive employees valued at approximately $0.5 million.

        If either Ashford Inc. or Ashford LLC is requested to perform services outside the scope of the advisory agreement, we are obligated to separately pay for such additional services. Ashford Inc. and Ashford LLC are also entitled to receive a termination fee from us under certain circumstances upon the termination of the advisory agreement.

        Ashford Inc. is also entitled to receive a payment initially equal to $45 million, in addition to the termination fee from us, in the event the advisory agreement is terminated prior to any net incremental growth in our hotel portfolio. This amount may reduce ratably to zero over time based on such net incremental asset growth. Ashford Inc. is also required to provide quarterly public disclosure of the incremental expenses of Ashford Inc. used to calculate the termination fee.

  Advisor Interest in Certain Entities

        The table below sets forth the entities in which Ashford Inc. had an interest as of December 31, 2017 with which we or our hotels contracted for products and services, the approximate amounts paid by us for those services, Ashford Inc.'s interests in such entities, and the number of board seats Ashford Inc. is entitled to on such companies' boards.

Company Name	Product or Service	Amounts Paid by us for Product or Service in 2017	Ashford Inc. Interest	Ashford Inc. Board Seats/Board Seats Available
OpenKey, Inc.(1)	Mobile Key App	$10,000	43.9%	1/3
PRE Opco, LLC(2)	"Allergy Friendly" Premium Rooms	$45,000	70.0%	2/3
Lismore Capital, LLC(3)	Mortgage Placement Services	$224,000	100.0%	N/A
Ashford Hospitality Advisors, LLC	Insurance Claims Services	$62,517	100.0%	N/A

(1)
On November 17, 2015, OpenKey, Inc. ("OpenKey") issued a $3,000,000 convertible promissory note (the "OpenKey Note"), amending and restating a promissory note originally issued on July 9, 2014, to Ashford Lending Corporation ("Ashford Lending"), a subsidiary of Ashford Inc. On March 8, 2016, Ashford Lending and Ashford Hospitality Limited Partnership ("AHLP"), a subsidiary of Ashford Trust, entered into a Series A Preferred Stock Purchase Agreement with OpenKey (the "OpenKey Purchase Agreement"), pursuant to which Ashford Lending agreed to convert the OpenKey Note into 3,905,120 shares of OpenKey's Voting Series A-1 Preferred Stock (the "A-1 Preferred") (a price of approximately $0.81 per share of A-1 Preferred, including accrued interest), and AHLP subscribed for 1,240,540 shares of OpenKey's Voting Series A Preferred Stock (the "A Preferred") in exchange for approximately $2,000,000 (a price of approximately $1.61 per share of A Preferred). On October 4, 2016, AHLP purchased 199,605 additional shares of A Preferred, and Ashford Lending purchased 420,665 shares of A Preferred at a purchase price of approximately $1.61 per share. On March 2, 2017, AHLP purchased 402,969 additional shares of A Preferred, and Ashford Lending purchased 805,937 additional shares of A Preferred, at a purchase price of approximately $1.61 per share. On September 12, 2017, AHLP purchased 206,757 additional shares of A Preferred, and Ashford Lending purchased 413,513 additional shares of A Preferred, at a purchase price of approximately $1.61 per share. On January 1, 2018, Ashford Lending purchased 519,647 shares of OpenKey's Class B common stock with consideration of 8,962 shares of common stock of Ashford Inc. On January 16, 2018, AHLP purchased 413,513 additional shares of A Preferred, and Ashford Lending purchased 827,027 shares of A Preferred, at a purchase price of approximately $1.61 per share. On March 28, 2018, Braemar Hospitality Limited Partnership purchased 1,240,541 shares of A Preferred at a purchase price of approximately $1.61 per share. In addition, Mr. Welter, our Chief Operating Officer, has been issued 75,000 stock options pursuant to OpenKey's 2015 stock plan, equating to an approximate 0.46% ownership in OpenKey. Pursuant to the Voting Agreement, dated as of March 8, 2016, Ashford Lending or its affiliates may designate one member of the Board of Directors of

  OpenKey, and the holders of a majority of the A Preferred not held by any affiliate of Ashford Inc. may appoint an additional director.

(2)
On April 6, 2017, a subsidiary of Ashford Inc. acquired substantially all of the assets and certain liabilities of PRE Opco, LLC, a New York limited liability company that provides "allergy friendly" premium room services to hotels and other venues, including to hotels owned by Ashford Trust, Braemar and their affiliates.

(3)
On June 13, 2017, Lismore Capital LLC, a wholly-owned subsidiary of Ashford Inc., was formed in order to offer mortgage placement services to affiliates of Ashford Trust and Braemar and third parties.

Our Relationship and Agreements with Remington

        Upon the completion of our spin-off from Ashford Trust in 2013, we entered into a master management agreement and a mutual exclusivity agreement with Remington. Remington manages our Pier House Resort and the Bardessono Hotel & Spa. Mr. Monty J. Bennett, our Chairman of the Board of Directors, is also the Chief Executive Officer of Remington and, together with his father Mr. Archie Bennett, Jr., beneficially owns 100% of Remington, and, as a result, they will benefit from the fees paid to Remington under the master management agreement.

        Pursuant to these agreements, we have agreed to engage Remington for the property management, project management, development and certain other work for all hotels we acquire, unless our independent directors either (i) unanimously vote not to engage Remington, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because, in their reasonable business judgment, they have determined that it would be in our best interest not to engage Remington or that another manager or developer could perform the duties materially better.

        Remington receives a base management fee, and if the hotels meet and exceed certain thresholds, an additional incentive fee (up to 1% of gross revenues attributable to each such hotel) for the services it performs under the master management agreement. In 2017, we paid approximately $1.7 million in fees related to the master management agreement.

        Pursuant to the mutual exclusivity agreement with Remington, we have a first right of refusal to purchase any lodging-related investments identified by Remington and any of its affiliates that meet the Company's initial investment criteria. Ashford Trust has a similar mutual exclusivity agreement with Remington but has subordinated its right with respect to any properties that satisfy the Company's initial investment guidelines. Any new investment opportunities identified by Remington that satisfy our initial investment guidelines are presented to the Board, which has up to 10 business days to accept any such opportunity prior to it being made available to Ashford Trust. The mutual exclusivity agreement also provides that Remington will provide property management, project management and development services for all properties that we acquire to the extent that we have the right or control the right to direct such matters, unless our independent directors either (i) unanimously vote not to hire Remington or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because they have determined, in their reasonable business judgment, that it would not be in the Company's best interest to engage Remington or that another manager or developer could perform the duties materially better.

Our Relationship and Agreements with Ashford Trust

        We were spun off from Ashford Trust in November 2013 and, until July 2015, Ashford Trust's operating subsidiary owned approximately 15% of the outstanding common units of our operating partnership, which were redeemable for shares of our common stock on a 1-for-1 basis. In July 2015, Ashford Trust's operating subsidiary completed a distribution of these common units to its limited partners, including Ashford Trust. Ashford Trust sought to redeem the common units and receive shares of our common stock, and completed a pro rata, taxable dividend of our common stock to its shareholders. Following this transaction, Ashford Trust no longer owns any of our securities.

        We have all of the same executive officers, with the exception of our chief executive officer, as Ashford Trust, and we have one common director, Mr. Monty J. Bennett, our Chairman of the Board of Directors. Mr. Douglas A. Kessler, who served as the president of our Company until April 27, 2017, and as a director of our Company until our 2017 annual stockholders' meeting, informed our Board on February 20, 2017, that he would not stand for re-election to the Board at our 2017 annual meeting. Mr. Kessler's decision was made in connection with his appointment as the chief executive officer of Ashford Trust. Ashford Trust's officers (including Mr. Kessler) own units of Braemar OP, or common stock in us, equal to approximately 2.9% of our common stock outstanding (if all such units were redeemed for common stock).

        Pursuant to the terms of the separation and distribution agreement governing our separation from Ashford Trust, we are obligated to indemnify Ashford Trust against losses arising from:

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  any of our liabilities, including the failure by us or our subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;

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  any breach by us or our subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and

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  Ashford Trust's continuing guaranty of (i) any debt secured by any of the initial hotel properties conveyed to us in connection with the separation and distribution or (ii) any management agreement or franchise matters related to any of such initial hotel properties.

        Ashford Trust has agreed to indemnify us and our subsidiaries against losses arising from:

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  any of its liabilities, including the failure by Ashford Trust or its subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;

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  any breach by Ashford Trust or its subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and

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  certain taxes of the entities that directly or indirectly, wholly or jointly, owned our initial hotel properties and the related taxable REIT subsidiaries for tax periods prior to the effective date of the separation and distribution.

        Finally, pursuant to a right of first offer agreement, we have a first right to acquire certain subject hotels, to the extent the Board of Directors of Ashford Trust determines to market and sell the hotel, subject to any prior rights of the managers of the hotel or other third parties and limitations associated with certain of Ashford Trust's hotels held in a joint venture. Likewise, we have agreed to give Ashford Trust a right of first offer with respect to any properties that we acquire in a portfolio transaction, to the extent our Board of Directors determines it is appropriate to market and sell such assets and we control the disposition, provided such assets satisfy Ashford Trust's investment guidelines. Any such right of first offer granted to Ashford Trust will be subject to certain prior rights, if any, granted to the managers of the related properties or other third parties.

OTHER PROPOSALS

        Stockholder proposals intended to be presented at our 2019 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, must be received by us no later than January 22, 2019. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

        Any proposal that a stockholder intends to present at the 2019 annual meeting of stockholders other than by inclusion in our proxy statement pursuant to Rule 14a-8 must be received by us no earlier than January 22, 2019 and no later than February 21, 2019. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

 GENERAL INFORMATION

Solicitation of Proxies

        The enclosed proxy is solicited by and on behalf of our Board. In addition to the solicitation of proxies by use of the mail, we expect that our directors, officers and employees of our advisor may solicit the return of proxies on behalf of our Board by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our directors, officers or the employees of our advisor for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock (the "common stock") in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing.

        We have retained MacKenzie Partners, Inc. ("MacKenzie") to aid in the solicitation of proxies and to verify records relating to the solicitation. MacKenzie will receive a fee of $10,000, plus out-of-pocket expenses.

Electronic Availability of Proxy Materials

        Most stockholders can elect to view future proxy statements electronically instead of receiving paper copies in the mail. This will save us the cost of producing and mailing these documents.

        If you are a stockholder of record, you may choose electronic delivery by following the instructions provided when you vote over the Internet. If you hold our common stock through a broker, bank, trust or other holder of record, you will receive information from that entity regarding the availability of electronic delivery. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access our proxy statement. Your choice will remain in effect until you cancel your election. You do not have to elect Internet access each year.

Voting Securities

        The Company's common stock constitutes the outstanding voting stock of the Company. Each share of common stock entitles the holder to one vote. As of May 15, 2018, there were 32,505,238 shares of common stock outstanding and entitled to vote. Only record holders of shares of our common stock at the close of business on May 15, 2018 are entitled to notice of and to vote at the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

Voting

        If you hold your shares of our common stock in your own name as a holder of record, you may instruct the proxies to vote your shares of common stock held in your name at the close of business on the record date for the Annual Meeting by signing, dating and mailing the proxy card in the postage-paid envelope provided. You may also vote your shares of our common stock in person at the Annual Meeting. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

        If shares of our common stock you beneficially own are held on your behalf by a broker, bank or other nominee, you will receive instructions from the broker, bank or other nominee that you must follow to have those shares of our common stock voted at the Annual Meeting.

Counting of Votes

        A quorum will be present at the Annual Meeting if the stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter are present in person or by proxy. If you have returned valid proxy instructions or if you hold your shares of our common stock in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum present at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the Annual Meeting until a quorum has been obtained.

        A nominee for director shall be elected if the votes cast for such nominee's election exceed the votes cast against such nominee's election (with abstentions and broker nonvotes not counted as a vote cast either for or against that director's election) (Proposal 1). Each share of our common stock entitled to vote at the Annual Meeting may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted.

        The affirmative vote of a majority of all of the votes cast at the annual meeting will be required to ratify the appointment of BDO USA, LLP as our independent auditors for the year ending December 31, 2018 (Proposal 2) and for any other matter that may properly come before the stockholders at the meeting.

        If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute "broker non-votes." The election of directors (Proposal 1) is a non-routine item under the rules of the NYSE, and shares may not be voted on this matter by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be voted for purposes of Proposals 1. The ratification of the appointment of BDO USA, LLP as our independent auditors (Proposal 2) is a routine item, and as such, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

        Abstentions and broker non-votes will be included in determining whether a quorum is present at the annual meeting, as they are considered present and entitled to cast a vote on a matter at the meeting (even if, in the case of broker non-votes, they are only entitled to vote on Proposal 2). Abstentions and broker non-votes will not be considered "votes cast," will not be included in vote totals on Proposals 1 and will not affect the outcome of the votes on Proposals 1. Abstentions will not be considered "votes cast" and therefore will not be included in vote totals and will not affect the outcome of the vote for Proposal 2.

        If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with the Board's recommendations, i.e., "FOR" the election as directors of the Company all nominees named in this proxy statement and "FOR" the ratification of BDO USA, LLP as the Company's independent auditor for 2018.

Right to Revoke Proxy

        If you hold shares of our common stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

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  notify our Corporate Secretary in writing before your shares of our common stock have been voted at the Annual Meeting ;

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  sign, date and mail a new proxy card to Broadridge Investor Financial Solutions, Inc.; or

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  attend the annual meeting of stockholders and vote your shares of voting stock in person.

        You must meet the same deadline when revoking your proxy as when granting your proxy. See the "—Voting" section of this proxy statement for more information.

        If shares of our common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Multiple Stockholders Sharing the Same Address

        The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares.

        If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.bhrreit.com.

Annual Report

        Stockholders may request a free copy of our 2017 Annual Report, which includes our Annual Report on Form 10-K for our fiscal year ended December 31, 2017, as amended, by writing to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Alternatively, stockholders may access our 2017 Annual Report on our website at www.bhrreit.com. We will also furnish any exhibit to such Annual Report on Form 10-K if specifically requested.

Other Matters

        We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

About this Proxy Statement

        We are an emerging growth company as defined in the Exchange Act and, as such, we have taken advantage of the reduced disclosure requirements for proxy statements applicable to emerging growth companies. As a result, we have not included in this proxy statement certain information that would be included in the proxy statement of a company subject to the proxy rules of the SEC under the Exchange Act, but which is not an emerging growth company. For example, we do not include in this proxy statement a compensation discussion and analysis and certain compensation tables that are included in proxy statements of non-emerging growth companies.

 ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, DC 20549-1090. Our SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.bhrreit.com, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our Board, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and other Company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

        The SEC allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2017, as amended. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated May 23, 2018. You should not assume that the information contained in this proxy statement is accurate as of any later date.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BRAEMAR HOTELS & RESORTS INC. ATTN: JIM PLOHG 14185 DALLAS PARKWAY SUITE 1100 DALLAS, TX 75254 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E48832-Z72777 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BRAEMAR HOTELS & RESORTS INC. The Board of Directors unanimously recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! !! 1. Election of Directors Nominees: 01) Monty J. Bennett 02) Stefani D. Carter 03) Kenneth H. Fearn 04) Curtis B. McWilliams 05) Matthew D. Rinaldi 06) Abteen Vaziri The Board of Directors unanimously recommends you vote FOR proposal 2. For Against Abstain ! ! ! 2. To ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2018. NOTE: To transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders: The Notice and Proxy Statement and the 2017 Annual Report are available at www.proxyvote.com. E48833-Z72777 BRAEMAR HOTELS & RESORTS INC. ANNUAL MEETING OF STOCKHOLDERS - JULY 3, 2018 This Proxy is solicited by the Board of Directors of Braemar Hotels & Resorts Inc. The undersigned having received notice of the 2018 Annual Meeting of Stockholders of Braemar Hotels & Resorts Inc. (the "Company") and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Mr. Jim Plohg and Mr. Deric S. Eubanks (with full power of substitution), as proxies of the undersigned to attend the 2018 Annual Meeting of Stockholders of the Company to be held on Tuesday, July 3, 2018 and any adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE Address Changes/Comments: